                                                                    Exhibit 10.3






                    AMENDED AND RESTATED MEZZANINE LOAN AGREEMENT




                             Dated as of October 31, 1997


                                     by and among



                           HUDSON HOTELS PROPERTIES CORP.,
                                a New York corporation



                              HUDSON HOTELS CORPORATION,
                                a New York corporation



                                    (as Borrowers)

                                         and


                           NOMURA ASSET CAPITAL CORPORATION
                                (as Mezzanine Lender)

                                  TABLE OF CONTENTS

                                                                            Page


ARTICLE I - CERTAIN DEFINITIONS..............................................  2
    Section 1.1.   Definitions...............................................  2

ARTICLE II - GENERAL TERMS................................................... 18
    Section 2.1.   Amount of and Consolidation of the Mezzanine Loan......... 18
    Section 2.2.   Security for the Mezzanine Loan........................... 18
    Section 2.3.   Borrowers' Mezzanine Note................................. 19
    Section 2.4.   Principal and Interest Payments........................... 19
    Section 2.5.   Voluntary Prepayment...................................... 20
    Section 2.6.   Application of Payments................................... 20
    Section 2.7.   Payment of Debt Service, Method and Place of
                   Payment Cash Management................................... 21
    Section 2.8.   Taxes..................................................... 21
    Section 2.9.   Central Cash Management................................... 22
    Section 2.10.  Security Agreement........................................ 27

ARTICLE III - CONDITIONS PRECEDENT........................................... 29
    Section 3.1.   Conditions Precedent to the Making of the
                   Mezzanine Loan............................................ 29
    Section 3.2    Additional Information.................................... 32
    Section 3.3    Required Supplements...................................... 32
    Section 3.4    Confirmation of Representations and Warranties............ 33
    Section 3.5.   Form of Mezzanine Loan Documents and Related Matters...... 33

ARTICLE IV - REPRESENTATIONS AND WARRANTIES.................................. 33
    Section 4.1.   Representations and Warranties of Borrowers............... 33
    Section 4.2.   Survival of Representations and Warranties................ 38

ARTICLE V - AFFIRMATIVE COVENANTS............................................ 38
    Section 5.1.   Borrowers Covenants....................................... 38

ARTICLE VI - NEGATIVE COVENANTS.............................................. 45
    Section 6.1.   Borrowers Negative Covenants.............................. 45

ARTICLE VII - DEFAULTS....................................................... 46
    Section 7.1.   Event of Default.......................................... 46
    Section 7.2.   Remedies.................................................. 48
    Section 7.3.   Remedies Cumulative....................................... 49
    Section 7.4.   Mezzanine Lender's Right to Perform....................... 49

ARTICLE VIII - MISCELLANEOUS................................................. 50
    Section 8.1.   Survival.................................................. 50


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    Section 8.2.   Mezzanine Lender's Discretion............................. 50
    Section 8.3.   Governing Law............................................. 50
    Section 8.4.   Modification, Waiver in Writing........................... 52
    Section 8.5.   Delay Not a Waiver........................................ 52
    Section 8.6.   Notices................................................... 52
    SECTION 8.7.   TRIAL BY JURY............................................. 53
    Section 8.8.   Headings.................................................. 53
    Section 8.9.   Assignment................................................ 53
    Section 8.10.  Severability.............................................. 53
    Section 8.11.  Preferences............................................... 54
    Section 8.12.  Waiver of Notice.......................................... 54
    Section 8.13.  Exhibits Incorporated..................................... 54
    Section 8.14.  Offsets, Counterclaims and Defenses....................... 54
    Section 8.15.  No Joint Venture or Partnership........................... 55
    Section 8.16.  Waiver of Marshalling of Assets Defense................... 55
    Section 8.17.  Waiver of Counterclaim.................................... 55
    Section 8.18.  Conflict; Construction of Documents....................... 55
    Section 8.19.  Brokers and Financial Advisors............................ 55
    Section 8.20.  Counterparts.............................................. 56
    Section 8.21.  Estoppel Certificates..................................... 56
    Section 8.22.  Payment of Expenses....................................... 56
    Section 8.23.  Bankruptcy Waiver......................................... 57
    Section 8.24.  Entire Agreement.......................................... 57
    Section 8.25.  Dissemination of Information.............................. 57
    Section 8.26.  Limitation of Interest.................................... 58
    Section 8.27.  Indemnification........................................... 59
    Section 8.28.  Borrowers Acknowledgments................................. 59
    Section 8.29.  Payment Instructions...................................... 59
    Section 8.30.  Intentionally omitted..................................... 60
    Section 8.31.  Cross Collateralization................................... 60

                                       Exhibits
Exhibit A               Operating Expense Certificate

                                      Schedules
Schedule 1         Intentionally Omitted
Schedule 2         Liabilities
Schedule 3         Litigation

                    AMENDED AND RESTATED MEZZANINE LOAN AGREEMENT

         THIS AMENDED AND RESTATED MEZZANINE LOAN AGREEMENT, made as of October 31, 1997, is by and among NOMURA ASSET CAPITAL CORPORATION, a Delaware corporation, having an address at 2 World Financial Center, Building B, New York, New York 10281-1198, Attention: Danielle L. Caston, Telefax Number (212) 667-1022 (together, with its successors and assigns, "Mezzanine Lender"), HUDSON HOTELS PROPERTIES CORP., a New York corporation, with an address of c/o Hudson Hotels Corporation One Airport Way, Suite 200, Rochester, New York 14624-3160 Attention: President, Telefax Number: (716) 436-1865 ("HHPC") and HUDSON HOTELS CORPORATION, a New York corporation, with an address of One Airport Way, Suite 200, Rochester, New York 14624-3160
Attention: E. Anthony Wilson, Chairman, Telefax Number: (716) 436-1865 ("HHC"). HHPC and HHC are referred to herein individually as "Borrower" and collectively as "Borrowers".

                                       RECITALS

         WHEREAS, on or about November 27, 1996, Borrowers and Lender entered into that certain Loan Agreement (the "Original Mezzanine Loan Agreement"), pursuant to which Borrowers obtained from Lender that certain loan (the "Original Mezzanine Loan") in the amount of $17,000,000.00, as evidenced by that certain Promissory Note (the "Original Mezzanine Note") dated as of November 27, 1996 by Borrowers in favor of Lender, and secured by those certain loan documents as defined and described in the Original Mezzanine Loan Agreement;

         WHEREAS, Borrowers desire to obtain an additional loan (the "New Mezzanine Loan") from Mezzanine Lender in the amount of $18,000,000.00 (the "New Mezzanine Loan Amount"), and to consolidate the New Mezzanine Loan with the Original Mezzanine Loan;

         WHEREAS, Mezzanine Lender is willing to make the New Mezzanine Loan and to consolidate the New Mezzanine Loan with the Original Mezzanine Loan (the New Mezzanine Loan, as consolidated with the Original Mezzanine Loan, is hereinafter referred to as the "Mezzanine Loan"), in the total aggregate amount of $35,000,000.00 (the "Mezzanine Loan Amount") on the condition that each Borrower joins in the execution and delivery of this Agreement which shall establish the terms and conditions of the Mezzanine Loan.

         NOW, THEREFORE, in consideration of the making of the Mezzanine Loan by Mezzanine Lender and the covenants, agreements, representations and warranties set forth in this Agreement, the parties hereby covenant, agree, represent and warrant as follows:

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                                                                               2

                                      ARTICLE II

                                 CERTAIN DEFINITIONS

         Section 1.1.   Definitions. For all purposes of this Agreement:

         (a) the capitalized terms defined in this Article I have the meanings assigned to them in this Article I, and include the plural as well as the singular;

         (b) all accounting terms have the meanings assigned to them in accordance with GAAP;

         (c) the words "herein", "hereof", and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section, or other subdivision;

         (d) Capitalized terms used but not defined herein shall have the meaning ascribed to such terms in the First Mortgage Loan Agreements (provided, however, in the event of a conflict between the 1996 First Mortgage Loan Agreement and the 1997 First Mortgage Loan Agreement, the provisions of the 1997 First Mortgage Loan Agreement shall control); and

         (e)  the following terms have the following meanings:

         "1996 First Mortgage Loan Agreement" has the meaning set forth in the definition of "First Mortgage Loan Agreements".

         "1997 First Mortgage Loan Agreement" has the meaning set forth in the definition of "First Mortgage Loan Agreements".

         "Account Collateral" has the meaning provided in Section 2.10(a).

         "Advisor" means Nomura Securities International, Inc.

         "Affiliate" of any specified Person means (i) any affiliate of any such specified Person and (ii) any other Person controlling, controlled by or under common control


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                                                                              3

with such specified Person. For the purposes of this Agreement, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities or other beneficial interests, by contract or otherwise; and the terms "controls", "controlling" and "controlled" have the meanings correlative to the foregoing.

         "Agreement" means this Amended and Restated Mezzanine Loan Agreement, as the same may from time to time hereafter be modified, supplemented or amended.

         "Annual Operating Budget" means an annual budget for the Operating Expenses of the Borrowers (broken down on a Borrower by Borrower and a month-by-month basis) prepared, and submitted by each Borrower to Lender on the Closing Date for the 1997 calendar year and each December 1, for each succeeding calendar year, all in form and substance reasonably satisfactory to Lender and as reasonably approved by Lender, as the same shall be amended by Borrowers from time to time, with Lender's written consent. Lender's approval shall be deemed given if Lender does not respond to Borrowers' proposed budget within thirty
(30) days of Lender's receipt thereof.

         "Borrower" and "Borrowers" each has the meaning set forth in the first paragraph of this Agreement.

         "Borrowers Sub-Account" means the Sub-Account of the Mezzanine Cash Collateral Account Agreement established pursuant to Section 2.9.

         "Breach Period" means, with respect to any Nonpayment Breach, a period of time equal to the period of time from and after the Payment Date on which the Nonpayment Breach occurred, through and including the third Payment Date following the Payment Date on which such Nonpayment Breach has been cured.

         "Business Day" means any day other than (i) a Saturday or a Sunday, and (ii) a day on which federally insured depository institutions in New York and Illinois are authorized or obligated by law, regulation, governmental decree or executive order to be closed.

         "Closing Date" means the date of this Agreement.


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                                                                              4

         "Code" means the Internal Revenue Code of 1986, as amended, and as it may be further amended from time to time, any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form.

         "Collateral" means, collectively, all property of any kind whatsoever of either Borrower including, without limitation, the collateral granted to Lender pursuant to the Stock Pledge Agreements, the Partner Pledge Agreements, the Collateral Assignments of Agreements, the Security Agreements, the Mezzanine Cash Collateral Account Agreement, the Mezzanine Collection Account Agreement and this Agreement and all Proceeds and products of the foregoing, all whether now owned or hereafter acquired and all other property in which either Borrower may now or hereafter have an interest.

         "Collateral Assignment of Agreements" means that certain Collateral Assignment of Agreements dated as of November 27, 1996, as amended pursuant to that certain first amendment thereto dated as of the Closing Date given by a Borrower as assignor, to Mezzanine Lender, as assignee, as the same may hereafter be modified, amended or supplemented and "Collateral Assignments of Agreements" means all of such agreements collectively.

         "Contingent Obligation" means, with respect to any Borrower, any obligation of such Borrower guaranteeing any indebtedness, leases, dividends or other obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Borrower, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (x) for the purchase or payment of any such primary obligation or (y) to maintain working capital or equity capital of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of such primary obligation against loss in respect thereof. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made (taking into account the non-recourse or limited recourse nature of such Contingent Obligation, if applicable) or, if not stated or determinable, the maximum anticipated liability in respect thereof (assuming that such Borrower is required to perform thereunder) as determined by Mezzanine Lender in good faith (taking into account the non-recourse or limited recourse nature of such Contingent Obligation, if applicable).


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                                                                              5


         "Current Interest Accrual Period" shall have the meaning set forth in
Section 2.9(g).

         "Debt Service" means, for any period, the principal, interest payments, Default Rate interest and Late Charges that accrue or are due and payable in accordance with the Mezzanine Loan Documents during such period.

         "Default" means the occurrence of any event which, but for the giving of notice or the passage of time, or both, would be an Event of Default.

         "Default Rate" means the per annum interest rate equal to the lesser of (i) the Maximum Amount or (ii) the Interest Rate plus two hundred (200) basis points.

         "Determination Date" means, with respect to any Interest Accrual Period, the date which is two Eurodollar Business Days before the commencement of such Interest Accrual Period.

         "Eligible Account" has the meaning set forth in the Mezzanine Cash Collateral Account Agreement.

         "Equity Inns" means Equity Inns Partnership, L.P., a Tennessee limited partnership.

         "Equity Inns Debt" has the meaning set forth in the definition of "Permitted Other Borrowings".

         "Equity Inns Subordination Agreement" means that certain Confirmation of Subordination Agreement dated as of the Closing Date, among Hudson Hotels Properties Corp., Mezzanine Lender and Equity Inns, as junior creditor.

         "ERISA Affiliate" means any corporation or trade or business that is a member of any group of organizations (i) described in Section 414(b) or (c) of the Code of which either Borrower is a member, and (ii) solely for purposes of potential liability under Section 302(c)(11) of ERISA and Section 412(c)(11) of the Code and the lien created under Section 302(f) of ERISA and Section 412(n) of the Code, described in Section 414(m) or (o) of the Code of which either Borrower is a member.


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                                                                              6


         "Eurodollar Business Day" means a Business Day on which banks in the City of London, England are open for interbank or foreign exchange transactions.

         "Event of Default" has the meaning set forth in Section 7.1.

         "Excess Cash Flow" means, with respect to any Payment Date, an amount equal to the excess of all amounts deposited in the Mezzanine Cash Collateral Account during the Interest Accrual Period ended in the month in which such Payment Date occurs over the Operating Expenses approved by Lender for such period pursuant to Section 2.9(f)(i) and 2.9(f)(ii) for the same period.

         "Extra Funds" has the meaning set forth in Section 2.9.

         "Facility" and "Facilities" have the meanings set forth in the First Mortgage Loan Agreements.

         "First Mortgage Lender" shall mean individually and collectively, the lenders under the First Mortgage Loan Agreements.

         "First Mortgage Loan Agreements" means, collectively, (i) that certain Loan Agreement, dated as of the Closing Date (as the same may be amended, modified, or supplemented, the "1997 First Mortgage Loan Agreement"), between HH Properties - II, Inc., a New York corporation, as borrower, and Nomura Asset Capital Corporation, as lender, and (ii) that certain Loan Agreement, dated as of November 27, 1996 (as the same may be amended, modified, or supplemented, the "1996 First Mortgage Loan Agreement"), between HH Properties - I, Inc., a New York corporation, as borrower, and Nomura Asset Capital Corporation, as lender.

         "First Mortgage Loan Borrowers" means, collectively, HH Properties - II, Inc., a New York corporation, and HH Properties - I, Inc., a New York corporation, and "First Mortgage Loan Borrower" means any one of them.

         "First Mortgage Loan Documents" means, collectively, the Loan Documents (as defined in the 1997 First Mortgage Loan Agreement), and the Loan Documents (as defined in the 1996 First Mortgage Loan Agreement) as any such documents may be amended, modified or supplemented from time to time.

         "First Mortgage Loans" means, collectively, that certain Loan (as defined in the 1997 First Mortgage Loan Agreement) and that certain Loan (as defined in the 1996 First Mortgage Loan Agreement), and "First Mortgage Loan" means any one of them.

         "First Mortgage Loans Excess Cash Flow" means, collectively, the
Excess Cash Flow (as defined in the 1997 First Mortgage Loan Agreement), and the Excess Cash Flow (as defined in the 1996 First Mortgage Loan Agreement).

         "Fiscal Year" means the 12-month period ending on December 31 of each year or such other fiscal year of a Borrower as such Borrower may select from time to time with the prior written consent of Mezzanine Lender not to be unreasonably withheld or delayed; provided that all Borrowers shall have the same Fiscal Year.

         "Governmental Authority" means any national or federal government, any state, regional, local or other political subdivision thereof with jurisdiction and any Person with jurisdiction exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

         "Gross Revenue" means the total dollar amount of all income and receipts (including, without limitation, any dividends or distributions received by any Borrower, any receipts relating to capital contributions or the issuance of stock) whatsoever of any Borrower.

         "HHC" has the meaning set forth in the first paragraph of this Agreement.

         "HHPC" has the meaning set forth in the first paragraph of this Agreement.

         "Impositions" means all taxes (including, without limitation, all real estate, ad valorem, sales (including those imposed on lease rentals), use, single business, gross receipts, value added, intangible transaction privilege, privilege, license or similar taxes), assessments, ground rents, water, sewer or other rents and charges, excises, levies, fees (including, without limitation, license, permit, inspection, authorization and similar fees), and all other governmental charges, in each case whether general or special, ordinary or extraordinary, foreseen or unforeseen, of every character in respect of Borrowers or the Collateral (including all interest and penalties thereon), which at any time prior to, during or in respect of the term hereof may be assessed or imposed on or in respect of or be a lien upon (i) any Borrower (including, without limitation, all income, franchise, single business or other taxes imposed on any Borrower for the privilege of doing business in any jurisdiction) or Mezzanine Lender or (ii) any Facility, or any other Collateral or any part thereof. Nothing contained in this Agreement shall be construed to require either Borrower to pay any tax, assessment, levy or charge imposed on Mezzanine Lender, in the nature of a franchise, capital levy, estate, inheritance, succession, income or net revenue tax.

         "Indebtedness" means, at any given time, the Principal Indebtedness, together with all accrued and unpaid interest thereon and all other obligations and liabilities due or to become due to Mezzanine Lender pursuant hereto, under the Mezzanine Note or in accordance with any of the other Mezzanine Loan Documents, and all other amounts, sums and expenses paid by or payable to Mezzanine Lender hereunder or pursuant to the Mezzanine Note or any of the other Mezzanine Loan Documents.

         "Indemnified Party" shall have the meaning set forth in Section 8.27.

         "Instruments" means all instruments, chattel paper, documents or other writings obtained by any Borrower evidencing a right to payment, including, without limitation, all notes, drafts, acceptances, documents of title, and policies and certificates of insurance, including but not limited to, liability, hazard, rental and credit insurance, guarantees and securities, now or hereafter received by such Borrower or in which such Borrower has or acquires an interest pertaining to the foregoing. In addition to the foregoing, "Instruments" shall include the meaning such term has in the UCC.

         "Interest Accrual Period" means each period of time running from and including the eleventh (11th) day of a calendar month to and including the tenth
(10th) day of the following calendar month during the term of the Mezzanine Loan. If the Closing Date shall occur prior to the tenth (10th) day of a calendar month, the first Interest Accrual Period shall commence on and include the Closing Date and end on and include the tenth (10th) day of the calendar month in which the Closing Date occurs. If the Closing Date shall occur after the tenth (10th) day of a calendar month, the first Interest Accrual Period shall commence on the Closing Date and end on and include the tenth (10th) day of the calendar month following the month in which the Closing Date occurs.

         "Interest Rate" means a per annum interest rate equal to LIBOR plus six percent (6%), adjusted on the first day of each Interest Accrual Period.

         "Investor" has the meaning provided in Section 8.25.

         "Late Charge" means the lesser of (i) five percent (5%) of any unpaid amount and (ii) the maximum late charge permitted to be charged under the laws of the State of New York.

         "Leases" means all leases and other agreements or arrangements affecting the use or occupancy of all or any portion of any property now in effect or hereafter entered into (including, without limitation, all lettings, subleases, licenses, concessions, tenancies and other occupancy agreements covering or encumbering all or any portion of any property), together with any guarantees, supplements, amendments, modifications, extensions and renewals of the same, and all additional remainders, reversions, and other rights and estates appurtenant thereto.

         "Legal Requirements" means all statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions of Governmental Authorities affecting Borrowers, the Mezzanine Loan Documents, the Collateral or any part thereof, enacted and in force as of the relevant date, and all Permits and regulations relating thereto, and all covenants, agreements, restrictions and encumbrances contained in any instruments, either of record or known to either Borrower, at any time in force affecting the Collateral or any part thereof.

         "LIBOR" means, with respect to each Interest Accrual Period, the rate (expressed as a percentage per annum) for deposits in U.S. dollars, for a one-month period, that appears on Telerate Page 3750 (or the successor thereto) as of 11:00 a.m., London, England time, on the related Determination Date. If such rate does not appear on Telerate Page 3750 as of 11:00 a.m., London, England time, on such Determination Date, LIBOR shall be the arithmetic mean of the offered rates (expressed as a percentage per annum) for deposits in U.S. dollars for a one-month period that appear on the Reuters Screen LIBOR Page as of 11:00 a.m., London, England time, on such Determination Date, if at least two such offered rates so appear. If fewer than two such offered rates appear on the Reuters Screen LIBOR Page as of 11:00 a.m., London, England time, on such Determination Date, the Mezzanine Lender shall request the principal London, England office of any four major reference banks in the London interbank market selected by the Mezzanine Lender to provide such bank's offered quotation (expressed as a percentage per annum) to prime banks in the London interbank for deposits in U.S. dollars for a one-month period as of 11:00 a.m., London, England time, on such Determination Date for amounts approximately equal to the principal balance of the Mezzanine Note. If at least two such offered quotations are so provided,

LIBOR shall be the arithmetic mean of such quotations. If fewer than two such quotations are so provided, the Mezzanine Lender shall request any three major banks in New York City selected by the Mezzanine Lender to provide such bank's rate (expressed as a percentage per annum) for loans in U.S. dollars to leading European banks for a one-month period as of approximately 11:00 a.m., New York City time on the applicable Determination Date for amounts approximately equal to the principal of the Mezzanine Note. If at least two such rates are so provided, LIBOR shall be the arithmetic mean of such rates. If fewer than two rates are so provided, then LIBOR for the applicable Interest Accrual Period shall be LIBOR as in effect for the next preceding Interest Accrual Period. LIBOR shall be determined in accordance with this Section by the Mezzanine Lender or its designee.

         "Lien" means any mortgage, deed of trust, lien (statutory or other), pledge, easement, restrictive covenant, hypothecation, assignment, preference, priority, security interest, or any other encumbrance or charge on or affecting the Collateral or any part thereof or either Borrower, or any interest therein, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, the filing of any financing statement or similar instrument under the UCC or comparable law of any other jurisdiction, domestic or foreign, and mechanic's, materialmen's and other similar liens and encumbrances.

         "Liquidation Event" means (i) any sale, transfer or other disposition or liquidation of any property or asset of any kind or any portion thereof, (ii) any sale, transfer or other disposition or liquidation of any Facility or any portion thereof (including any foreclosure sale), (iii) any casualty to any Facility or any property or asset of any kind or any portion thereof, (iv) any condemnation of any Facility or any property or asset of any kind or any portion thereof or (v) any refinancing of any Facility or any property or asset of any kind or any of the First Mortgage Loans.

         "Material Adverse Effect" means a material adverse effect upon (i) the business or the financial position or results of operation of either Borrower,
(ii) the ability of either Borrower to perform, or of Mezzanine Lender to enforce, any of the Mezzanine Loan Documents or (iii) the value of the Collateral.

         "Maturity Date" means October 11, 2002 or such earlier date resulting from acceleration of the Indebtedness by Mezzanine Lender.

         "Maximum Amount" means the maximum rate of interest designated by applicable laws relating to payment of interest and usury.

         "Mezzanine Cash Collateral Account" has the meaning set forth in
Section 2.9(b).

         "Mezzanine Cash Collateral Account Agreement" means and refers to that certain Amended and Restated Mezzanine Cash Collateral Account Agreement, originally dated as of November 27, 1996 and amended and restated as of the Closing Date, by and among, inter alia, LaSalle National Bank, Borrowers and Mezzanine Lender, as such Agreement may be further modified, amended, supplemented, or extended in writing.

         "Mezzanine Cash Collateral Account Bank" means the bank chosen by Lender to hold the Mezzanine Cash Collateral Account, or any successor bank hereafter selected by Lender in accordance with the terms hereof.

         "Mezzanine Collection Account" has the meaning provided in Section 2.9(a).

         "Mezzanine Collection Account Agreement" means and refers to that certain Amended and Restated Mezzanine Collection Account Agreement, originally dated as of November 27, 1996 and amended and restated as of the Closing Date, made by and among Mezzanine Collection Account Bank, Borrowers and Mezzanine Lender, as such Agreement may further be amended, modified or supplemented.

         "Mezzanine Collection Account Bank" means the collection account bank retained by Borrowers and any successor bank hereafter selected by Borrowers and approved by Lender in its reasonable discretion.

         "Mezzanine Debt Service Payment Sub-Account" means the Sub-Account of the Mezzanine Cash Collateral Account relating to the payment of Debt Service and maintained pursuant to Section 2.9.

         "Mezzanine Lender" has the meaning provided in the first paragraph of this Agreement.

         "Mezzanine Loan" has the meaning provided in the Recitals hereto.

         "Mezzanine Loan Amount" has the meaning provided in the Recitals hereto.

         "Mezzanine Loan Documents" means, collectively, this Agreement, the Mezzanine Note, the Stock Pledge Agreements, the Partner Pledge Agreements, the Collateral Assignments of Agreements, the Security Agreements, the Mezzanine Cash Collateral Account Agreement, the Mezzanine Collection Account Agreement, the Oppenheimer Subordination Agreement, the Equity Inns Subordination Agreement and all other agreements, instruments, certificates and documents delivered by or on behalf of either Borrower or any Affiliate to evidence or secure the Mezzanine Loan or otherwise in satisfaction of the requirements of this Agreement, or the other documents listed above, as each such agreement, instrument, certificate or document may be amended, supplemented or modified from time to time.

         "Mezzanine Note" means and refers to the amended and restated promissory note, in form and substance satisfactory to Mezzanine Lender in Mezzanine Lender's sole discretion, originally dated as of November 27, 1996, and amended and restated as of the Closing Date, made by Borrowers, jointly and severally, to Mezzanine Lender pursuant to this Agreement as such note may be modified, amended, supplemented, extended or consolidated in writing, and any note(s) issued in exchange therefor or in replacement thereof.

         "Minimum Payment Amount" means, with respect to any applicable period, an amount equal to (x) before November 11, 1999, all accrued and unpaid interest on the Mezzanine Loan and (y) on and after November 11, 1999, the sum of all accrued and unpaid interest on the Mezzanine Loan and $583,333.34 (the amount necessary to amortize the principal balance of the Mezzanine Loan on a straight line basis over a sixty (60) month period).

         "Money" means all moneys, cash, rights to deposit or savings accounts, credit card receipts, rents or other items of legal tender.

         "Monthly Payment Amount" means, with respect to any applicable period, an amount equal to (x) before November 11, 1999, all accrued and unpaid interest on the Mezzanine Loan and (y) on and after November 11, 1999, the greater of (a) the Minimum Payment Amount and (b) the product of (A) 75% and (B) the Excess Cash Flow for such period, provided, however, that notwithstanding anything to the contrary set forth herein, during any Breach Period, the Monthly Payment Amount shall be an amount equal to 100% of the Excess Cash Flow for such period.

         "Multiemployer Plan" means a multiemployer plan defined as such in
Section 3(37) of ERISA to which contributions have been made by either Borrower or any ERISA Affiliate and which is covered by Title IV of ERISA.

         "Net Liquidation Proceeds" means, (x) with respect to any Liquidation Event relating to a Facility, all amounts paid to or received by or on behalf of any First Mortgage Loan Borrower or any Borrower in connection with such Liquidation Event, including, without limitation, proceeds of any sale, refinancing or other disposition or liquidation, the amount of any award or payment in connection with any condemnation or taking by eminent domain, and the amount of any insurance proceeds paid in connection with any casualty loss, as applicable, other than, in the case of a casualty loss or condemnation award, amounts required by the terms of any of the First Mortgage Loan Documents to be applied to the restoration or repair of the applicable Facility or to the repayment of any of the First Mortgage Loans, less (i) in the case of a sale, other than a foreclosure sale pursuant to any of the First Mortgage Loans, such reasonable and customary costs and expenses of sale (including reasonable attorney's fees and costs and brokerage commissions) as such costs shall be approved by the Mezzanine Lender pursuant to the terms hereof, (ii) in the case of a foreclosure sale, such costs and expenses incurred by the First Mortgage Lender under any of the First Mortgage Loan Documents as the First Mortgage Lender shall be entitled to receive reimbursement for under the terms of the First Mortgage Loan Documents or under applicable law, (iii) in the case of a casualty loss or condemnation, such costs and expenses of collection of the related insurance proceeds or condemnation award as such costs shall be approved by the First Mortgage Lender pursuant to the terms of any of the First Mortgage Loan Documents, or if a First Mortgage Loan has been paid in full, by the Mezzanine Lender pursuant to the terms of the Mezzanine Loan Agreement, and (iv) in the case of a refinancing of the First Mortgage Loan, or any one or more of the Facilities, such costs and expenses of such refinancing as shall be approved by the Mezzanine Lender and (y) with respect to any Liquidation Event relating to any property which is not a Facility, all amounts paid to or received by either Borrower in connection with such Liquidation Event net of reasonable and customary costs and expenses of sale relating to indebtedness to the extent relating to such Liquidation Event.

         "Net Liquidation Proceeds After Debt Service" means, (i) with respect to any Liquidation Event relating to a Facility, the Net Liquidation Proceeds with respect thereto other than any portion thereof applied to the payment of the amounts owed to First Mortgage Lender under the terms of any of the First Mortgage Loan Documents; and (ii) with respect to any Liquidation Event relating to properties or assets of any kind other than a Facility, the Net

Liquidation Proceeds with respect thereto.

         "New Mezzanine Loan" shall have the meaning set forth in the recitals hereof.

         "New Mezzanine Loan Amount" shall have the meaning set forth in the recitals hereof.

         "Nonpayment Breach" means the failure of Borrower to pay to Mezzanine Lender on any Payment Date an amount equal to the applicable Minimum Amount.

         "Officer's Certificate" means a certificate of a Borrower which is signed by the corporate officer of such Borrower.

         "Operating Expenses" means, for any period, for either Borrower, all reasonable actual cash expenses of such Borrower during such period, including without limitation: (1) salaries or wages to officers or personnel including payroll taxes, payroll benefits, employee insurance (medical, life, workers compensation, health and accident); (2) all rent, real estate taxes, common area charges, utilities associated with business property including land held for development, sub-division, or sale; (3) professional fees for auditing, legal consultation, consulting management including collection costs; (4) all advertising, marketing or promotional expenses, costs and supplies including printed and photographic items; (5) all supplies including, but not limited to, office supplies, cleaning supplies; (6) insurance costs on business or development property including property coverages, fire, windstorm, business interruption, casualty, liability, fidelity, and automobile property and liability; (7) automobile leases and rentals, travel reimbursements, airline expenses, train, taxi, parking and any ancillary expenses relating to the above categories; (8) expenses relating to public entity expenditures including, but not limited to, investor relations costs, stock transfer and listing costs, SEC and stock exchange maintenance fees; (9) any expenses required with respect to compliance with any law; (10) settlement payments or payments required as a result of litigated issues from any court of law to the extent not covered by insurance; (11) rental payments under leases for business equipment or property;
(12) miscellaneous general expenses or administrative expenses usual to a hotel management company; (13) development costs, including, without limitation, engineering, environmental, architectural, permitting and similar costs; and
(14) maintenance costs. Notwithstanding the foregoing, Operating Expenses shall not include (y) depreciation or (z) debt service except for the interest component of the debt service payable in connection with the Oppenheimer Debt and the Equity Inns Debt.

         "Operating Expense Certificate" means a certificate of the Borrower in the form attached hereto as Exhibit A.

         "Operating Expense Monthly Installment" means, with respect to a given Interest Accrual Period, the amount shown on the Annual Operating Budget for such period.

         "Operating Expense Sub-Account" means the Sub-Account of the Mezzanine Cash Collateral Account established and maintained pursuant to Section 2.9 relating to the payment of operating expenses of Borrowers.

         "Oppenheimer" means Oppenheimer Bond Fund For Growth.

         "Oppenheimer Debt" has the meaning set forth in the definition of "Permitted Other Borrowings."

         "Oppenheimer Subordination Agreement" means that certain Confirmation of Subordination Agreement dated as of November 27, 1996, as amended as of the Closing Date among Hudson Hotels Corporation, Mezzanine Lender and Oppenheimer, as junior creditor.

         "Original Mezzanine Loan" shall have the meaning set forth in the recitals hereof.

         "Original Mezzanine Loan Agreement" shall have the meaning set forth in the recitals hereof.

         "Original Mezzanine Note" shall have the meaning set forth in the recitals hereof.

         "Partner Pledge Agreement" means that certain Partner Pledge Agreement dated as of November 27, 1996, as amended pursuant to that first amendment dated as of the Closing Date given by a Borrower as pledgor, to Mezzanine Lender, as pledgee, as the same may hereafter be modified, amended or supplemented and "Partner Pledge Agreements" means all of such agreements collectively.

         "Payment Date" means the eleventh (11th) day of each calendar month during the term of the Mezzanine Loan, provided, however, that for purposes of making payments hereunder, but not for purposes of calculating interest accrual periods, if the eleventh (11th) day of a given month shall not be a Business Day, then the Payment Date for such month shall be the next succeeding Business Day.

         "Payment Instructions" have the meaning set forth in Section 8.29.

         "Permitted Other Borrowings" means (i) trade payables which are incurred by any Borrower in the ordinary course of its business which are payable within sixty (60) days of the date incurred; (ii) amounts owing to Oppenheimer by HHC pursuant to that certain $7,500,000 Convertible Subordinated Debenture dated July 10, 1996 (the "Oppenheimer Debt"); (iii) intentionally omitted; (iv) intentionally omitted; (v) amounts owed to Equity Inns pursuant to that certain promissory note of HHPC dated as of the Closing Date in the amount of $3,884,052.23, and guaranteed by HHC pursuant to that certain Guaranty dated as of the Closing Date (the "Equity Inns Debt") and (vi) debt incurred by a wholly owned subsidiary of either Borrower and approved by Mezzanine Lender in accordance with Section 5.1 (k).

         "Person" means any individual, corporation, limited liability company, partnership, joint venture, estate, trust, unincorporated association, or any other entity, any federal, state, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.

         "Permitted Investments" shall have the meaning ascribed to such term in the Mezzanine Cash Collateral Account Agreement.

         "Plan" means an employee benefit or other plan established or maintained by either Borrower or any ERISA Affiliate and that is covered by Title IV of ERISA, other than a Multiemployer Plan.

         "Principal Indebtedness" means the principal amount of the entire Mezzanine Loan outstanding as the same may be increased or decreased, as a result of prepayment or otherwise, from time to time.

         "Proceeds" means all proceeds whether cash or non-cash, movable or immovable, tangible or intangible, from the Collateral, including, without limitation, those from the sale, exchange, transfer, collection, loss, damage, disposition, substitution or replacement of any of the Collateral and all income, gain, credit, distributions and similar items from or with respect to the Collateral. In addition to the foregoing, the term "Proceeds" shall also include the meaning as such term has in the UCC.

         "Required Debt Service Payment" means, on any Payment Date, the Debt Service then due and payable by Borrower.

         "Secretary's Certificate" means the certificate in form and substance satisfactory to Mezzanine Lender dated as of the Closing Date.

         "Security Agreement" means that certain Security and Pledge Agreement dated as of November 27, 1996, as amended pursuant to that first amendment thereto dated as of the Closing Date between a Borrower and Mezzanine Lender, as the same may hereafter be modified, amended or supplemented and "Security Agreements" means all of such agreements collectively.

         "Stock Pledge Agreement" means that certain Stock Pledge Agreement dated as of November 27, 1996, as amended, pursuant to that First Amendment thereto dated as of the Closing Date given by a Borrower, as pledgor, to Mezzanine Lender, as pledgee, as the same may hereafter be modified, amended or supplemented and "Stock Pledge Agreements" means all of such agreements collectively.

         "Sub-Account" shall have the meaning provided in Section 2.9(c).

         "Transaction Costs" means all fees, costs, expenses and disbursements paid or payable by Borrowers relating to the Transactions, including, without limitation, all fees, costs, expenses and disbursements described in Section 8.22.

         "Transactions" means the transactions contemplated by the Mezzanine Loan Documents.

         "Transfer" means any conveyance, transfer, sale, Lease (including any amendment, extension, modification, waiver or renewal thereof), assignment, mortgage, pledge, grant of a security interest, or hypothecation, whether by law or otherwise, of any Collateral including without limitation any transfer of any direct legal or beneficial interest in Hudson Hotels Properties Corp. as well as any transfer of any interest of E. Anthony Wilson in HHC such that, after such transfer, E. Anthony Wilson would own 80% or less of the amount of stock which
E. Anthony Wilson owns in HHC as of the Closing Date.

         "UCC" means, with respect to any Collateral, the Uniform Commercial Code in effect in the jurisdiction in which the relevant Collateral is located.


                                     ARTICLE IIII

                                    GENERAL TERMS

    Section 2.1.   Amount of and Consolidation of the Mezzanine Loan.

         (a) On the Closing Date, Mezzanine Lender shall lend to Borrowers a total aggregate amount equal to the New Mezzanine Loan Amount.

         (b) The New Mezzanine Loan shall be consolidated with the Original Mezzanine Loan, and the Consolidated Mezzanine Loan shall be evidenced by the Mezzanine Note.

         (c) The Mezzanine Note shall amend and restate in its entirety the Original Mezzanine Note.

    Section 2.2. Security for the Mezzanine Loan. The Mezzanine Note and Borrowers' obligations hereunder and under the other Mezzanine Loan Documents shall be secured by, inter alia, the Collateral Assignment of Agreements, the Stock Pledge Agreements, the Partnership Pledge Agreements, the Security Agreements, the Mezzanine Cash Collateral Account Agreement, the Mezzanine Collection Account Agreement and the security interests and Liens granted in this Agreement and in the other Mezzanine Loan Documents as each may be amended, modified or supplemented from time to time.

    Section 2.3.   Borrowers' Mezzanine Note.

         (i) Borrowers' obligation to pay the principal of and interest on the Mezzanine Loan (including Late Charges and Default Rate interest) shall be evidenced by this Agreement and by the Mezzanine Note, duly executed and delivered by Borrowers. The Mezzanine Note shall be payable as to principal, interest, Late Charges and Default Rate interest as specified in this Agreement, with a final maturity on the Maturity Date. Borrowers shall pay all outstanding Indebtedness on the Maturity Date.

         (b) Mezzanine Lender is hereby authorized, at its sole option, to endorse on a schedule attached to the Mezzanine Note (or on a continuation of such schedule attached to the Mezzanine Note and made a part thereof) an appropriate notation evidencing the date and amount of each payment of principal, interest, Late Charges and Default Rate interest, in respect thereof, which books and records shall be made available to Borrowers, at Borrowers' sole cost and expense on reasonable advance notice, for examination at Mezzanine Lender's offices.

    Section 2.4.   Principal and Interest Payments.

         (a) Accrual of Interest. Interest shall accrue on the outstanding principal balance of the Mezzanine Note and all other amounts due to Mezzanine Lender under the Mezzanine Loan Documents at the Interest Rate.

         (b)  Payment of Principal and Interest.

              (i) On the Closing Date, Borrower shall pay to the Mezzanine Lender interest for the first Interest Accrual Period with respect to the New Mezzanine Loan only;

              (ii) On November 11, 1997, Borrower shall pay to the Mezzanine Lender all accrued and unpaid interest with respect to the Original Mezzanine Loan only; and

              (iii) On each Payment Date thereafter, the Borrowers shall pay to the Mezzanine Lender the Monthly Payment Amount.

         (c) Payment of Liquidation Proceeds. Upon the receipt of any Net Liquidation Proceeds, the Borrowers shall be required, on the date of receipt thereof, to apply the related Net Liquidation Proceeds After Debt Service to the prepayment of principal on the Mezzanine Note, together with accrued interest for the entire Interest Accrual Period in which such prepayment occurs, and all other amounts then due and payable on the Mezzanine Note. The Borrowers shall notify the Mezzanine Lender of any Liquidation Event not later than one Business Day following the first date on which either Borrower has knowledge of any Liquidation Event.

         (d) Payment Dates. All payments required to be made pursuant to paragraphs (a) and (b) above shall be made beginning on the first Payment Date immediately after the end of the second Interest Accrual Period; provided, however, that Borrowers shall pay interest for the first Interest Accrual Period on the Closing Date.

         (e) Calculation of Interest. Interest shall accrue on the outstanding principal balance of the Mezzanine Loan and all other amounts due to Mezzanine Lender under the Mezzanine Loan Documents commencing upon the Closing Date. Interest shall be computed on the actual number of days elapsed in each year over a 360 day year.

         (f) Default Rate Interest. If an Event of Default has occurred the entire unpaid amount outstanding hereunder and under the Mezzanine Note will bear interest at the Default Rate.

         (g) Late Charge. If Borrowers fail to make any payment of any sums due under the Mezzanine Loan Documents after the same is due, Borrowers shall pay a Late Charge.

         (h) Maturity Date. On the Maturity Date Borrowers shall pay to Mezzanine Lender all amounts owing under the Mezzanine Loan Documents, including without limitation, interest, principal, Late Charges and Default Rate interest. Borrowers hereby acknowledge that the amortization schedule set forth herein does not provide for the complete amortization of the Indebtedness, and that on the Maturity Date there may be a substantial principal balance due and owing to Lender.

    Section 2.5. Voluntary Prepayment. The Borrowers may, at any time and from time to time, prepay the Mezzanine Loan, in whole or in part, without premium or penalty, upon at least one (1) Business Day's irrevocable notice to the Mezzanine Lender, specifying the date and amount of prepayment. If such notice is given, the Borrowers shall make such prepayment, and the payment amount specified in such notice shall be due and payable, on the date specified therein, together with accrued interest to such date on the amount prepaid and as otherwise required by the terms of the Mezzanine Note.

    Section 2.6.   Application of Payments.

         (a) Prior to the occurrence of an Event of Default or a Nonpayment Breach, all proceeds of any repayment, including, without limitation, prepayments and any payments made pursuant to Section 2.4(c), of the Mezzanine Loan shall be applied to pay: first, any costs and expenses of Mezzanine Lender, as to which Borrowers have been billed in writing, including, without limitation, the Mezzanine Lender's reasonable attorney's fees and disbursements actually arising as a result of such repayment or reasonably expended by Mezzanine Lender to protect the Collateral; second, accrued and unpaid interest; third, Principal Indebtedness; and fourth, any other amounts then due and owing under the Mezzanine Loan Documents. After the occurrence of an Event of Default, and except as provided in subparagraph (b) below all proceeds of repayment, including any payment or recovery on the Collateral shall be applied in such order and in such manner as Mezzanine Lender shall elect in its sole discretion.

         (b) During any Breach Period, all proceeds of repayment, including any payment or recovery on the Collateral shall be applied to pay: first, any costs and expenses of Mezzanine Lender, as to which Borrowers have been billed in writing, including, without limitation, the Mezzanine Lender's reasonable attorney's fees and disbursements actually arising as a result of such repayment or reasonably expended by Mezzanine Lender to protect the Collateral; second, accrued and unpaid interest (at the Default Rate) due and unpaid to Mezzanine Lender for prior Interest Accrual Periods; third, payments of principal due and unpaid to Mezzanine Lender for prior Interest Accrual Periods; fourth, accrued and unpaid interest (at the Default Rate) for the then current Interest Accrual Period; fifth Principal Indebtedness; and sixth, any other amounts then due and owing under the Mezzanine Loan Documents.

    Section 2.7. Payment of Debt Service, Method and Place of Payment, Cash Management.

         (a) Except as otherwise specifically provided herein, all payments and prepayments under this Agreement and the Mezzanine Note shall be made to Mezzanine Lender not later than 12:00 noon, New York City time, on the date when due and shall be made in lawful money of the United States of America in federal or other immediately available funds to an account specified to Borrowers by Mezzanine Lender in writing, and any funds received by Mezzanine Lender after such time, for all purposes hereof, shall be deemed to have been paid on the next succeeding Business Day.

         (b) All payments made by Borrowers hereunder or by Borrowers under the other Mezzanine Loan Documents, shall be made irrespective of, and without any deduction for, any set-offs or counterclaims.

         (c) Borrowers shall comply with the cash management system set forth in the Mezzanine Collection Account Agreement and the Mezzanine Cash Collateral Account Agreement; provided, however, the foregoing agreement shall in no way be construed as a limitation on Borrowers' obligation to pay as and when due and in full the Mezzanine Loan in accordance with the terms of this Agreement and the other Mezzanine Loan Documents.

    Section 2.8. Taxes. All payments made by Borrowers under this Agreement and under the other Mezzanine Loan Documents shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority (other than taxes imposed on the income of Mezzanine Lender).



    Section 2.9.   Central Cash Management.

    (a) Mezzanine Collection Account. Pursuant to the Mezzanine Collection Account Agreement, the Borrowers have opened and shall maintain at the Mezzanine Collection Account Bank a trust account (the "Mezzanine Collection Account"), and the Mezzanine Collection Account Bank shall not commingle the amounts in such account with any other amounts held on behalf of any Person except Borrowers. The Mezzanine Collection Account has been assigned an identification number by the Mezzanine Collection Account Bank and shall be maintained in the name "Nomura Asset Capital Corporation as Secured Party of Hudson Hotels Corporation and Hudson Hotels Properties Corp." No Borrower shall have any right of withdrawal from the Mezzanine Collection Account. Borrowers shall cause any Person who owes any item of Gross Revenue to either Borrower to pay such item directly into the Mezzanine Collection Account. Without in any way limiting Borrowers' obligations pursuant to the preceding sentence, Borrowers shall deposit all items of Gross Revenue which are received by Borrowers in violation of the preceding sentence within one Business Day after receipt thereof directly into the Mezzanine Collection Account. Any breach of this
Section 2.9(a) by either Borrower shall be an Event of Default.

         (b) Mezzanine Cash Collateral Account. Pursuant to the Mezzanine Collection Account Agreement between the Mezzanine Collection Account Bank, Borrowers and Mezzanine Lender, Borrowers have and will continue to authorize and direct the

Mezzanine Collection Account Bank to transfer on a daily basis all funds deposited in the Mezzanine Collection Account to that certain Mezzanine Cash Collateral Account established and maintained at the Mezzanine Cash Collateral Account Bank pursuant to the Mezzanine Cash Collateral Account Agreement (the
"Mezzanine Cash Collateral Account")   Borrowers also hereby authorize and
direct the Cash Collateral Account Bank, as defined in the First Mortgage Loan Agreements, to transfer on a daily basis all First Mortgage Loan Excess Cash Flow to the Mezzanine Cash Collateral Account. The Mezzanine Cash Collateral Account shall be an Eligible Account which has been established by Mezzanine Lender in Mezzanine Lender's name. Mezzanine Lender may elect to change the financial institution at which the Mezzanine Cash Collateral Account shall be maintained. Mezzanine Lender shall give Borrowers not fewer than thirty (30) days prior notice of each change. The Mezzanine Cash Collateral Account shall be under the sole dominion and control of Mezzanine Lender. Borrowers shall have no right of withdrawal with respect to the Mezzanine Cash Collateral Account.

         (c) Establishment of Sub-Accounts. The Mezzanine Cash Collateral Account shall contain an Operating Expense Sub-Account, a Mezzanine Debt Service Payment Sub-Account and a Borrowers Sub-Account, each of which accounts (individually, a "Sub-Account" and collectively, the "Sub-Accounts") shall be an Eligible Account to which certain funds shall be allocated and from which disbursements shall be made pursuant to the terms of this Mezzanine Loan Agreement.

         (d) Permitted Investments. Upon the written request of Borrowers, which request may be made once per Interest Accrual Period, Mezzanine Lender shall direct the Mezzanine Cash Collateral Account Bank to invest and reinvest any balance in the Mezzanine Cash Collateral Account from time to time in Permitted Investments as instructed by Borrowers; provided, however, that (i) if Borrowers fail to so instruct Mezzanine Lender, or if a Default or an Event of Default shall have occurred, Mezzanine Lender may direct the Mezzanine Cash Collateral Account Bank to invest and reinvest such balance in Permitted Investments as Mezzanine Lender shall determine in Mezzanine Lender's sole discretion, (ii) the maturities of the Permitted Investments on deposit in the Mezzanine Cash Collateral Account shall, to the extent such dates are ascertainable, be selected and coordinated to become due not later than the day before any disbursements from the Sub-Accounts must be made, (iii) all such Permitted Investments shall be held in the name and be under the sole dominion and control of Mezzanine Lender; (iv) no Permitted Investment shall be made unless Mezzanine Lender shall retain a perfected first priority Lien in such Permitted Investment securing the Indebtedness and all filings and other actions necessary to ensure the validity, perfection, and priority of such Lien have been taken; (v) Mezzanine Lender shall only be required to follow the investment instructions which were most recently received by Mezzanine Lender from Borrowers and both Borrowers shall be bound by such last received investment instructions; and (vi) any written request from Borrowers containing investment instructions shall contain an Officer's Certificate from each Borrower (which may be conclusively relied upon by Mezzanine Lender and its agents) that any such investments constitute Permitted Investments. It is the intention of the parties hereto that all amounts deposited in the Mezzanine Cash Collateral Account (or as much thereof as Mezzanine Lender may arrange to invest) shall at all times be invested in Permitted Investments. All funds in the Mezzanine Cash Collateral Account that are invested in a Permitted Investment are deemed to be held in such Mezzanine Cash Collateral Account for all purposes of this Agreement and the other Mezzanine Loan Documents. All gain in investments of funds in the Mezzanine Cash Collateral Account shall be allocated in the same manner as any other funds in the Mezzanine Cash Collateral Account. Mezzanine Lender shall have no liability for any loss in investments of funds in the Mezzanine Cash Collateral Account that are invested in Permitted Investments (unless invested contrary to Borrowers' request other than after the occurrence of a Default or an Event of Default) and no such loss shall affect Borrowers' obligation to fund, or liability for funding, the Mezzanine Cash Collateral Account and each Sub-Account, as the case may be. Borrowers and Mezzanine Lender agree that Borrowers shall include all such earnings and losses (other than those for Mezzanine Lender's account in accordance with the immediately preceding sentence) on the Mezzanine Cash Collateral Account as income of Borrowers for federal and applicable state tax purposes.

         (e) Interest on Accounts. All interest paid or other earnings on the Permitted Investments made hereunder shall be deposited into the Mezzanine Cash Collateral Account and shall be subject to allocation and distribution like any other monies deposited therein.

         (f)  Payment of Operating Expenses and Mezzanine Debt Service.


              (i)     Payment of Operating Expenses.   Not more frequently than
         two times each Interest Accrual Period and provided that no Event of Default has occurred, Mezzanine Lender shall direct the Mezzanine Cash Collateral Account Bank to, within five (5) Business Days of Mezzanine Lender's receipt of an Operating Expense Certificate from Borrowers, such Operating Expense Certificate to be delivered by Borrowers not more frequently than two times each Interest Accrual Period, transfer funds to Borrowers or their designee out of the Operating Expense Sub-Account to the extent that there are funds available therein in an amount not to exceed the amount stated in the Operating Expense Certificate up to the Operating Expense Monthly Installment. Together with each such Operating Expense Certificate, Borrowers shall furnish Mezzanine Lender with an Officer's Certificate stating that all Operating Expenses from previous periods have been paid in full and that such amounts are then due or have been paid.

              (ii) Extra Funds for Operating Expenses. Not more frequently than once each Interest Accrual Period and provided that no Event of Default has occurred, if in a given Interest Accrual Period, the Borrowers require amounts in excess of the Operating Expense Monthly Installment ("Extra Funds"), Borrowers, at the time they deliver the Operating Expense Certificate, may deliver a written request to Mezzanine Lender for a disbursement of Extra Funds stating the amount of such Extra Funds and the purpose for which such amount is intended with attachments of copies of bills and other documentation as may be required by Mezzanine Lender to establish that such Operating Expenses are reasonable and that such amounts are then due or expected to become due in that month. Mezzanine Lender agrees that it will not unreasonably withhold its approval that the foregoing amounts are reasonable. Within ten (10) days after Mezzanine Lender's approval, which approval, if granted by Mezzanine Lender, shall be delivered within ten (10) Business Days of Mezzanine Lender's receipt of such request, Mezzanine Lender shall release the funds to Borrowers or their designee.

              (iii) Reconciliation. Borrowers shall furnish Mezzanine Lender monthly, on each Payment Date, a budget variance report reconciling the Operating Expenses shown on the Annual Operating Budget with requested disbursements for payment of Operating Expenses pursuant to Section 2.9(f).

              (iv) Payment of Debt Service. At or before 12:00 noon, New York City time, on each Payment Date during the term of the Loan, Mezzanine Lender shall transfer to Mezzanine Lender's own account from the Mezzanine Debt Service Payment Sub-Account an amount equal to the Required Debt Service Payment for the Payment Date. Borrowers shall be deemed to have timely made the Required Debt Service Payment pursuant to Section 2.9 regardless of the time Mezzanine Lender makes such transfer as long as sufficient funds are on deposit in the Mezzanine Debt Service Payment Sub-Account at 12:00 noon, New York City time on the applicable Payment Date.

NOTHING CONTAINED IN THIS AGREEMENT, INCLUDING WITHOUT LIMITATION, ANY ORDER OF PAYMENT, SHALL IN ANY WAY IMPAIR OR OTHERWISE VITIATE ANY OTHER PROVISIONS OF THE OPPENHEIMER SUBORDINATION AGREEMENT, OR THE EQUITY INNS SUBORDINATION AGREEMENT.

          (g) Monthly Funding of Sub-Accounts. During each Interest Accrual Period and except as provided below, during the term of the Mezzanine Loan commencing with the Interest Accrual Period in which the Closing Date occurs (each, the "Current Interest Accrual Period"), Mezzanine Lender shall allocate all funds then on deposit in the Mezzanine Cash Collateral Account among the Sub-Accounts as follows and in the following priority:

          (i) first, to the Operating Expense Sub-Account, until an amount equal to the Operating Expense Monthly Installment for the Current Interest Accrual Period plus any Extra Funds approved pursuant to Section 2.9(f)(ii), has been allocated to the Operating Expense Sub-Account; and

         (ii) second, to the Mezzanine Debt Service Payment Sub-Account, until an amount equal to the Required Debt Service Payment for the Payment Date immediately after the Current Interest Accrual Period has been allocated to the Debt Service Payment Sub-Account;

         (iii) third, provided that (i) no Event of Default has occurred, (ii) Mezzanine Lender has received all financial information described in
    Section 5.1(g) for the most recent periods for which the same are due, and
    (iii) Borrowers provide to Lender evidence satisfactory to Lender that all other then due and payable obligations of Borrowers have been paid in full, including without limitation any Permitted Other Borrowings, Mezzanine Lender agrees that in each Current Interest Accrual Period any amounts deposited into or remaining in the Mezzanine Cash Collateral Account after the minimum amounts set forth in clauses (i) and (ii) above have been satisfied with respect to the Current Interest Accrual Period and any periods prior thereto shall be disbursed by Mezzanine Lender on the first Payment Date after the end of the then Current Interest Accrual Period, at Borrowers' expense, to such account that

    Borrowers may request in writing. Mezzanine Lender and its agents shall not be responsible for monitoring Borrowers' use of any funds disbursed from the Mezzanine Cash Collateral Account or any of the Sub-Accounts. Notwithstanding anything in this Agreement to the contrary, if an Event of Default has occurred and is continuing any amounts deposited into or remaining in the Mezzanine Cash Collateral Account shall be for the account of Mezzanine Lender and may be withdrawn by Mezzanine Lender to be applied in any manner as Mezzanine Lender may elect in Mezzanine Lender's sole discretion.

         Section 2.10. Security Agreement. (a) Pledge of Accounts. To secure the full and punctual payment and performance of all of the Indebtedness, each Borrower hereby sells, assigns, conveys, pledges and transfers to Mezzanine Lender and grants to Mezzanine Lender a first and continuing security interest in and to, the following property, whether now owned or existing or hereafter acquired or arising and regardless of where located (collectively, the "Account Collateral"):

         (i) all of such Borrower's right, title and interest in the Mezzanine Cash Collateral Account (including all Sub-Accounts) and all Money and Permitted Investments, if any, from time to time deposited or held in such Mezzanine Cash Collateral Account;

         (ii) all of such Borrower's right, title and interest in the Mezzanine Collection Account and all Money, if any, from time to time deposited or held in the Mezzanine Collection Account;

         (iii) all interest, dividends, Money, Instruments and other property from time to time received, receivable or otherwise payable in respect of, or in exchange for, any of the foregoing; and

         (iv) to the extent not covered by clauses (i), (ii), or (iii) above, all Proceeds and products of any or all of the foregoing.

         (b) Covenants. Borrowers covenant that (i) all Gross Revenue shall be deposited directly into the relevant Mezzanine Collection Account by the applicable obligor who owes such item of Gross Revenue to such Borrower and (ii) so long as any portion of the Indebtedness is outstanding, Borrowers shall not open (nor permit any Person to open) any other account for the collection of Gross Revenue other than such replacement Mezzanine

Collection Account as may be established pursuant to the terms hereof.

         (c) Instructions and Agreements. Borrowers have delivered to Lender a fully executed Mezzanine Collection Account Agreement and a fully executed Mezzanine Cash Collateral Account Agreement. On or before the Closing Date, Borrowers will submit to the Mezzanine Collection Account Bank that certain First Amendment to Collection Account Agreement to be executed by such Mezzanine Collection Account Bank. On or before the Closing Date, Borrowers and the Mezzanine Cash Collateral Account Bank will execute and deliver that certain First Amendment to Mezzanine Cash Collateral Account Agreement in form and substance satisfactory to Mezzanine Lender in Mezzanine Lender's sole discretion. Borrowers agree that prior to the payment in full of the Indebtedness, the Mezzanine Cash Collateral Account Agreement and the Mezzanine Collection Account Agreement shall be irrevocable by Borrowers.

         (d) Financing Statements; Further Assurances. Borrowers will execute and deliver to Mezzanine Lender for filing a financing statement or statements in connection with the Account Collateral in the form required to properly perfect Mezzanine Lender's security interest in the Account Collateral to the extent that it may be perfected by such a filing. Borrowers agree that at any time and from time to time, at the expense of Borrowers, Borrowers shall promptly execute and deliver all further instruments, and take all further action, that Mezzanine Lender may request, in order to perfect and protect the pledge and security interest granted or purported to be granted hereby, or to enable Mezzanine Lender to exercise and enforce Mezzanine Lender's rights and remedies hereunder with respect to, the Account Collateral.

         (e) Transfers and Other Liens. Borrowers agree that they will not sell or otherwise dispose of any of the Account Collateral other than pursuant to the terms hereof and of the other Mezzanine Loan Documents, or create or permit to exist any Lien upon or with respect to all or any of the Account Collateral, except for the Lien granted to Mezzanine Lender under this Agreement.

         (f) Mezzanine Lender's Reasonable Care. Beyond the exercise of reasonable care in the custody thereof, Mezzanine Lender shall not have any duty as to any Account Collateral or any income thereon in its possession or control or in the possession or control of any agents for, or of Mezzanine Lender, or the preservation of rights against any Person or otherwise with respect thereto. Mezzanine Lender shall be deemed to have exercised reasonable care in the custody of the Account Collateral in its possession if the Account

Collateral is accorded treatment substantially equal to that which Mezzanine Lender accords its own property, it being understood that Mezzanine Lender shall not be liable or responsible for (i) any loss or damage to any of the Account Collateral, or for any diminution in value thereof from a loss of, or delay in Mezzanine Lender's acknowledging receipt of, any wire transfer from the Mezzanine Collection Account Bank or (ii) any loss, damage or diminution in value by reason of the act or omission of Mezzanine Lender, or Mezzanine Lender's agents, employees or bailees, except that nothing set forth herein shall be deemed to limit Mezzanine Lender's obligation to exercise reasonable care.

         (g) Mezzanine Lender Appointed Attorney-In-Fact. Each Borrower hereby irrevocably constitutes and appoints Mezzanine Lender as such Borrower's true and lawful attorney-in-fact, with full power of substitution, at any time after the occurrence of an Event of Default to execute, acknowledge and deliver any instruments and to exercise and enforce every right, power, remedy, option and privilege of such Borrower with respect to the Account Collateral, and do in the name, place and stead of such Borrower, all such acts, things and deeds for and on behalf of and in the name of such Borrower with respect to the Account Collateral, which such Borrower could or might do or which Mezzanine Lender may deem necessary or desirable to more fully vest in Mezzanine Lender the rights and remedies provided for herein with respect to the Account Collateral and to accomplish the purposes of this Agreement. The foregoing powers of attorney are irrevocable and coupled with an interest.

         (h) Continuing Security Interest; Termination. This Section shall create a continuing pledge of and security interest in the Account Collateral and shall remain in full force and effect until payment in full of the Indebtedness. Upon payment in full of the Indebtedness, Borrowers shall be entitled to the return, upon its request and at its expense, of such of the Account Collateral as shall not have been sold or otherwise applied pursuant to the terms hereof, and Mezzanine Lender shall execute such instruments and documents as may be reasonably requested by Borrowers to evidence such termination and the release of the pledge and Lien hereof, provided, however, that Borrowers shall pay on demand all of Mezzanine Lender's expenses in connection therewith.

                                    ARTICLE IIIIII

                                 CONDITIONS PRECEDENT

    Section 3.1. Conditions Precedent to the Making of the New Mezzanine Loan3.1. Conditions

Precedent to the Making of the New Mezzanine Loan. As a condition precedent to the making of the New Mezzanine Loan, Borrowers shall have satisfied each of the following conditions (unless waived by Mezzanine Lender in accordance with Section 8.4) on or before the Closing Date:

         (a)  Mezzanine Loan Documents and Other Matters.

              i. Mezzanine Loan Agreement. Borrowers shall have executed and delivered to Mezzanine Lender this Agreement.

              ii. Mezzanine Note. Borrowers shall have executed and delivered to Mezzanine Lender the Mezzanine Note.

              iii. Stock Pledge Agreements. Each Borrower shall have executed and delivered to Mezzanine Lender a Stock Pledge Agreement as amended as of the date hereof.

              iv. Security Agreements. Each Borrower shall have executed and delivered to Mezzanine Lender a Security Agreement as amended as of the date hereof.

              v. Partner Pledge Agreements. Each Borrower shall have executed and delivered to Mezzanine Lender a Partner Pledge Agreement as amended as of the date hereof.

              vi. Collateral Assignments of Agreements. Each Borrower shall have executed and delivered to Mezzanine Lender a Collateral Assignment of Agreements as amended as of the date hereof.

              vii. Mezzanine Collection Account Agreement. Borrowers and Mezzanine Collection Account Bank shall have executed and delivered the Mezzanine Collection Account Agreement to Mezzanine Lender as amended as of the date hereof.

              viii. Mezzanine Cash Collateral Account Agreement. Borrowers, each First Mortgage Loan Borrower and Mezzanine Cash Collateral Account Bank shall have executed and delivered the Mezzanine Cash Collateral Account Agreement to Mezzanine Lender as amended as of the date hereof.

              ix. Financing Statements. Borrowers shall have executed and delivered to Mezzanine Lender all financing statements required by Mezzanine Lender as amended as of the date hereof and such financing statements shall have been irrevocably delivered to a title agent for recordation.

              x. Opinions of Counsel. Mezzanine Lender shall have received from counsel satisfactory to Mezzanine Lender, legal opinions in form and substance satisfactory to Mezzanine Lender in Mezzanine Lender's sole discretion. All such legal opinions will be addressed to Mezzanine Lender, dated as of the Closing Date, and in form and substance satisfactory to Mezzanine Lender and its counsel. Each Borrower hereby instructs any of the foregoing counsel, to the extent that such counsel represents either Borrower, to deliver to Mezzanine Lender such opinions addressed to Mezzanine Lender.

              xi. Secretary's Certificate. Mezzanine Lender shall have received a Secretary's Certificate with respect to each Borrower.

              xii. Lien Search Reports. Mezzanine Lender shall have received satisfactory reports of UCC, federal tax lien, bankruptcy, state tax lien, judgment and pending litigation searches conducted by a search firm reasonably acceptable to Mezzanine Lender. Such searches shall have been received in relation to Borrowers. Such searches shall have been conducted in each of the locations designated by Mezzanine Lender in Mezzanine Lender's reasonable discretion and shall have been dated not more than fifteen (15) days prior to the Closing Date.

              xiii. Consents, Licenses, Approvals. Mezzanine Lender shall have received copies of all consents, licenses and approvals, if any, required in connection with the execution, delivery and performance by Borrowers under, and the validity and enforceability of, the Mezzanine Loan Documents, and such consents, licenses and approvals shall be in full force and effect.

              xiv. Additional Matters. Mezzanine Lender shall have received such other Permits, certificates, opinions, documents and instruments relating to the Mezzanine Loan as may have been requested by Mezzanine Lender and all other documents and all legal matters in connection with the Mezzanine Loan shall be satisfactory in form and substance to Mezzanine Lender.

              xv. Representations and Warranties. The representations and warranties herein and in the other Mezzanine Loan Documents shall be true and correct in all material respects.

              xvi. No Injunction. No law or regulation shall have been adopted, no order, judgment or decree of any Governmental Authority shall have been issued, and no litigation shall be pending or threatened, which in the good faith judgment of Mezzanine Lender would enjoin, prohibit or restrain, or impose or result in an adverse effect upon the making or repayment of the Mezzanine Loan or the consummation of the Transactions.

              xvii. Financial Information. Mezzanine Lender shall have received all financial information relating to the Borrowers and other financial reports requested by Mezzanine Lender in Mezzanine Lender's sole discretion. Such financial information shall be (i) prepared by a firm approved by Mezzanine Lender in Mezzanine Lender's sole discretion, (ii) prepared based on a scope of work determined by Mezzanine Lender in Mezzanine Lender's sole discretion and
(iii) in form and content acceptable to Mezzanine Lender in Mezzanine Lender's sole discretion.

              xviii.    Transaction Costs.  Borrowers shall have paid or caused
to be paid all Transaction Costs.

              xix. Oppenheimer Subordination Agreement. Hudson Hotels Corporation, Mezzanine Lender and Oppenheimer shall have entered into the Oppenheimer Subordination Agreement as amended as of the date hereof, which shall be satisfactory to Mezzanine Lender in Mezzanine Lender's sole discretion.

              xx.  Intentionally omitted.

              xxi. Equity Inns Subordination Agreement. Borrowers, Mezzanine Lender and Equity Inns shall have entered into the Equity Inns Subordination Agreement, which shall be satisfactory to Mezzanine Lender in Mezzanine Lender's sole discretion.

              xxii. Other Borrowings. The terms and conditions of the Oppenheimer Debt and the Equity Inns Debt shall each be acceptable to Mezzanine Lender in its sole discretion.

    Section 3.2 Additional Information. Mezzanine Lender shall not make the Mezzanine Loan unless and until each of the applicable conditions precedent set forth in Section 3.1 is satisfied and until Borrowers provide any other information reasonably required by Mezzanine Lender.

    Section 3.3 Required Supplements. In connection with the Mezzanine Loan, Borrowers shall execute and/or deliver to Mezzanine Lender all additions, amendments, modifications and supplements to the items set forth in this Article III, including without limitation, amendments, modifications and supplements to the Mezzanine Note, the Stock Pledge Agreements, the Security Agreements, the Partner Pledge Agreements, the Collateral Assignments of Agreements, the Mezzanine Collection Account Agreement and the Mezzanine Cash Collateral Account Agreement, if reasonably requested by Mezzanine Lender to effectuate the provisions hereof, and to provide Mezzanine Lender with the full benefit of the security intended to be provided under the Mezzanine Loan Documents.

    Section 3.4 Confirmation of Representations and Warranties. The making of the New Mezzanine Loan shall constitute, without the necessity of specifically containing a written statement to such effect, a confirmation, representation and warranty by Borrowers to Mezzanine Lender that all of the applicable conditions to be satisfied in connection with the making of the New Mezzanine Loan have been satisfied (unless waived by Mezzanine Lender in accordance with Section 8.4,) and that all of the representations and warranties of Borrowers set forth in the Mezzanine Loan Documents are true and correct as of the date of the making of the New Mezzanine Loan.

    Section 3.5. Form of Mezzanine Loan Documents and Related Matters. The Mezzanine Loan Documents and all of the certificates, agreements, legal opinions and other documents and papers referred to in this Article III, unless otherwise specified, shall be delivered to Mezzanine Lender, and shall be satisfactory in form and substance to Mezzanine Lender.

                                     ARTICLE IVIV

                            REPRESENTATIONS AND WARRANTIES

    Section 4.1. Representations and Warranties of Borrowers. Each Borrower represents and warrants that, as of the Closing Date:

         (a) Organization. Each Borrower (i) is a duly organized and validly existing corporation in good standing under the laws of the State of its formation, (ii) has the requisite

                                                                             34
corporate power and authority to carry on its business as now being conducted, and (iii) has the requisite corporate power to execute and deliver, and perform its obligations under, the Mezzanine Loan Documents.

         (b) Authorization. The execution and delivery by each Borrower of the Mezzanine Loan Documents to which such Borrower is a party, each Borrower's performance of its obligations thereunder and the creation of the security interests and Liens provided for in the Mezzanine Loan Documents (i) have been duly authorized by all requisite corporate action on the part of each Borrower,
(ii) will not violate any provision of any applicable Legal Requirements, any order of any court or other Governmental Authority, any organizational document of either Borrower or any indenture or agreement or other instrument to which either Borrower is a party or by which either Borrower is bound, (iii) will not be in conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under, or result in the creation or imposition of any Lien of any nature whatsoever upon any of the property or assets of either Borrower pursuant to, any such indenture or agreement or instrument other than the Lien created in favor of Mezzanine Lender and (iv) have been duly executed and delivered by each Borrower. Other than those obtained or filed on or prior to the Closing Date, no Borrower is required to obtain any consent, approval or authorization from, or to file any declaration or statement with, any Governmental Authority or other agency in connection with or as a condition to the execution, delivery or performance of the Mezzanine Loan Documents.

         (c)  Organizational Existence.

              i. Each Borrower at all times since its formation has complied, and will continue to comply, with the provisions of all of its organizational documents, and the laws of the state in which such Borrower was formed.

              ii. All customary formalities regarding the corporate existence of each Borrower have been observed at all times since its formation and will continue to be observed.

              iii. Each Borrower has been at all times since its formation and will continue to be adequately capitalized in light of the nature of its business.

         (d) Litigation. Except as set forth in Schedule 3 hereto, there are no actions, suits or proceedings at law or in equity by or before any Governmental Authority or other agency now pending and served or, to the knowledge of either Borrower, threatened against either Borrower or the Collateral.

         (e) Agreements. No Borrower is a party to any agreement or instrument or subject to any restriction which is likely to have a Material Adverse Effect. No Borrower is in default in any material respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which it is a party or by which either Borrower or the Collateral is bound.

         (f) No Bankruptcy Filing. No Borrower is contemplating either the filing of a petition by it under any state or federal bankruptcy or insolvency laws or the liquidation of all or a major portion of either Borrower's assets or property, and no Borrower has knowledge of any Person contemplating the filing of any such petition against it.

         (g) Full and Accurate Disclosure. No statement of fact made by or on behalf of either Borrower in the Mezzanine Loan Documents or in any other document or certificate delivered to Mezzanine Lender by either Borrower contains any untrue statement of a material fact or omits to state any material fact necessary to make statements contained herein or therein not misleading. There is no fact presently known to either Borrower which has not been disclosed to Mezzanine Lender which materially adversely affects, nor as far as either Borrower can foresee, might materially adversely affect the business, operations or condition (financial or otherwise) of Borrowers.

         (h) Location of Chief Executive Offices. The location of Borrowers' principal place of business and the location of Borrowers' chief executive office is the address set forth in the first paragraph hereof.

         (i) Compliance. Borrowers and the Collateral comply in all material respects with all applicable Legal Requirements. No Borrower is in default or violation of any order, writ, injunction, decree or demand of any Governmental Authority, the violation of which is reasonably likely to have a Material Adverse Effect.

         (j) ERISA. Each Plan and, to the knowledge of each Borrower, each Multiemployer Plan, is in compliance in all material respects with, and has been administered in all material respects in compliance with, its terms and the applicable provisions of ERISA, the Code and any other federal or state law, and no event or condition has occurred as to which either Borrower would be under an obligation to furnish a report to Mezzanine Lender hereunder.

         (k) Solvency. No Borrower has entered into this Mezzanine Loan Agreement or any Mezzanine Loan Document with the actual intent to hinder, delay, or defraud any creditor. Each Borrower has received reasonably equivalent value in exchange for its obligations under the Mezzanine Loan Documents. Giving effect to the transactions contemplated hereby, the fair saleable value of each Borrower's assets exceeds and will, immediately following the execution and delivery of this Agreement, exceed such Borrower's total liabilities, including, without limitation, subordinated, unliquidated, or disputed liabilities or Contingent Obligations. The fair saleable value of each Borrower's assets is and will, immediately following the execution and delivery of this Agreement, be greater than such Borrower's probable liabilities, including the maximum amount of its Contingent Obligations or its debts as such debts become absolute and matured. No Borrower's assets constitute and, immediately following the execution and delivery of this Agreement, will not, constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted. No Borrower intends to, and no Borrower believes that it will, incur debts and liabilities (including, without limitation, Contingent Obligations and other commitments) beyond its ability to pay such debts as they mature (taking into account the timing and amounts to be payable on or in respect of obligations of such Borrower).

         (l) Not Foreign Person. No Borrower is a "foreign person" within the meaning of Section 1445(f)(3) of the Code.

         (m)  Intentionally omitted.

         (n) Investment Company Act; Public Utility Holding Company Act. No Borrower is (i) an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended, (ii) a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of either a "holding company" or a "subsidiary company" within the meaning of the Public Utility Holding Company Act of 1935, as amended, or (iii) subject to any other federal or state law or regulation which purports to restrict or regulate its ability to borrow money.

         (o) No Defaults. No Default or Event of Default exists under or with respect to any Mezzanine Loan Document.

         (p) Labor Matters. No Borrower is a party to any collective bargaining agreements.

         (q) Title to the Collateral. Each Borrower owns good, indefeasible, title to its portion of the Collateral free and clear of all Liens.

         (r) Use of Proceeds; Margin Regulations. No part of the proceeds of the Mezzanine Loan will be used for the purpose of purchasing or acquiring any "margin stock" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System or for any other purpose which would be inconsistent with such Regulation U or any other Regulations of such Board of Governors, or for any purposes prohibited by applicable Legal Requirements.

         (s) Financial Information. All historical financial data concerning Borrowers that have been delivered by Borrowers to Mezzanine Lender is true, complete and correct in all material respects. Since the delivery of such data, except as otherwise disclosed in writing to Mezzanine Lender, there has been no material adverse change in the financial position of either Borrower. No Borrower has incurred any obligation or liability, contingent or otherwise, not reflected in such financial data which might materially adversely affect its business operations or the Collateral.

         (t) Enforceability. The Mezzanine Loan Documents executed by Borrowers in connection with the Mezzanine Loan, are the legal, valid and binding obligations of Borrowers, enforceable against Borrowers in accordance with their terms, subject to bankruptcy, insolvency and other limitations on creditors' rights generally and to equitable principles. Such Mezzanine Loan Documents are, as of the Closing Date, not subject to any right of rescission, set-off, counterclaim or defense by either Borrower, including the defense of usury, nor will the operation of any of the terms of the Mezzanine Note, or any other Mezzanine Loan Documents, or the exercise of any right thereunder, render the Mezzanine Loan Documents unenforceable against Borrowers, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense by either Borrower, including the defense of usury, and no Borrower has asserted any right of rescission, set-off, counterclaim or defense with respect thereto.

         (u) No Liabilities. Except as set forth on Schedule 2, no Borrower has any liabilities or obligations including without limitation Contingent Obligations, (and including, without limitation, liabilities or obligations in tort, in contract, at law, in equity, pursuant to a statute or regulation, or otherwise).

         (v) Conduct of Business. No Borrower conducts its business "also known as", "doing business as" or under any other name.

         (w) Indebtedness. No Borrower nor any Affiliate of any Borrower has any other indebtedness other than the Indebtedness and the Permitted Other Borrowings.

         (x) First Perfected Security Interest. The Mezzanine Loan Documents create a valid, first perfected security interest and lien on all property owned by Borrowers.

    Section 4.2. Survival of Representations and Warranties. Borrowers agree that (i) all of the representations and warranties of Borrowers set forth in this Agreement and in the other Mezzanine Loan Documents delivered on the Closing Date are made as of the Closing Date and (ii) all representations and warranties made by Borrowers shall survive the delivery of the Mezzanine Note and continue for so long as any amount remains owing to Mezzanine Lender under this Agreement, the Mezzanine Note or any of the other Mezzanine Loan Documents. All representations, warranties, covenants and agreements made in this Agreement or in the other Mezzanine Loan Documents shall be deemed to have been relied upon by Mezzanine Lender notwithstanding any investigation heretofore or hereafter made by Mezzanine Lender or on its behalf.

                                      ARTICLE VV

                                AFFIRMATIVE COVENANTS

    Section 5.1. Borrowers Covenants. Each Borrower covenants and agrees that, from the date hereof and until payment in full of the Indebtedness:

         (a) Existence; Compliance with Legal Requirements; Insurance. Each Borrower shall do or cause to be done all things necessary to preserve, renew and keep in full force and effect its corporate existence, rights, licenses, Permits and franchises necessary for the conduct of its business and comply in all respects with all applicable Legal Requirements applicable to it and the Collateral. Each Borrower shall notify Mezzanine Lender promptly of any written notice or order that either Borrower receives from any Governmental Authority relating to either Borrower's failure to comply with such applicable Legal Requirements. Each Borrower shall at all times maintain, preserve and protect all franchises and trade names and preserve all the remainder of its property necessary for the continued conduct of its business.

         (b) Litigation. Each Borrower shall give prompt written notice to Mezzanine Lender of any litigation or governmental proceedings pending or threatened (in writing) against either Borrower which is reasonably likely to have a Material Adverse Effect.

         (c) Notice of Default. Each Borrower shall promptly advise Mezzanine Lender of any material adverse change in either Borrower's condition, financial or otherwise, or of the occurrence of any Default or Event of Default or any default under any material obligations of either Borrower including, without limitation, Permitted Other Borrowings.

         (d) Cooperate in Legal Proceedings. Each Borrower shall cooperate with Mezzanine Lender with respect to any proceedings before any Governmental Authority which may in any way affect the rights of Mezzanine Lender hereunder or any rights obtained by Mezzanine Lender under any of the Mezzanine Loan Documents and, in connection therewith, not prohibit Mezzanine Lender, at its election, from participating in any such proceedings.

         (e) Perform Mezzanine Loan Documents. Each Borrower shall observe, perform and satisfy all the terms, provisions, covenants and conditions required to be observed, performed or satisfied by it, and shall pay when due all costs, fees and expenses required to be paid by it, under the Mezzanine Loan Documents executed and delivered by either Borrower.

         (f) Further Assurances. Each Borrower shall, at Borrowers' sole cost and expense:

              i. upon Mezzanine Lender's request therefor given from time to time after the occurrence of any Default pay for reports of UCC, federal tax lien, state tax lien, judgment and pending litigation searches with respect to Borrowers;

              ii. furnish to Mezzanine Lender all instruments, documents, certificates, and agreements, and each and every other document, certificate, agreement and instrument required to be furnished pursuant to the terms of the Mezzanine Loan Documents; and

              iii. execute and deliver to Mezzanine Lender such documents, instruments, certificates, assignments and other writings, and do such other acts necessary, to evidence, preserve and/or protect the Collateral at any time securing or intended to secure the Mezzanine Note, as Mezzanine Lender may require in Mezzanine Lender's discretion, including without limitation the filing of any financing or continuation statements under the UCC with respect to the Collateral, transferring the Collateral to Mezzanine Lender's possession (if a security interest in such Collateral can be perfected by possession) and endorsing to Lender any Collateral which may be evidenced by an instrument; and

              iv. do and execute all and such further lawful acts, conveyances and assurances for the better and more effective carrying out of the intents and purposes of this Agreement and the other Mezzanine Loan Documents, as Mezzanine Lender shall require from time to time in its discretion.

         (g)  Financial Reporting.  (i)     Each Borrower shall furnish or
cause to be furnished to Mezzanine Lender each financial statement that the First Mortgage Loan Borrowers, as borrowers under the First Mortgage Loan Agreements, are required to deliver to the lender under the First Mortgage Loan Agreements, and within the same time constraints placed on such borrower as set forth in the First Mortgage Loan Agreements. Each Borrower shall supply to the Mezzanine Lender such additional calculations, statements, data and other information regarding such Borrower and its assets as the Mezzanine Lender may reasonably request.

              (ii) Each Borrower shall furnish to Mezzanine Lender, promptly but within ten (10) Business Days after request (or if more than ten (10) Business Days is reasonably necessary, as soon thereafter as may be reasonably possible), such further detailed information with respect to the Borrowers' financial affairs as may be reasonably requested by Mezzanine Lender.

         (h) ERISA. Each Borrower shall deliver to Mezzanine Lender as soon as possible, and in any event within ten days after either Borrower knows or has reason to believe that any of the events or conditions specified below with respect to any Plan or Multiemployer Plan has occurred or exists, a statement signed by a senior financial officer of such Borrower setting forth details respecting such event or condition and the action, if any, that such Borrower or its ERISA Affiliate proposes to take with respect thereto (and a copy of any report or notice required to be filed with or given to PBGC by such Borrower or an ERISA Affiliate with respect to such event or condition):

              (i) any reportable event, as defined in Section 4043(b) of ERISA and the regulations issued thereunder, with respect to a Plan, as to which PBGC has not by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event (provided that a failure to meet the minimum funding standard of Section 412 of the Code or
Section 302 of ERISA, including, without limitation, the failure to make on or before its due date a required installment under Section 412(m) of the Code or
Section 302(e) of ERISA, shall be a reportable event regardless of the issuance of any waivers in accordance with Section 412(d) of the Code); and any request for a waiver under Section 412(d) of the Code for any Plan;

              (ii) the distribution under Section 4041 of ERISA of a notice of intent to terminate any Plan or any action taken by either Borrower or an ERISA Affiliate to terminate any Plan;

              (iii)     the institution by PBGC of proceedings under
Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by either Borrower or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by PBGC with respect to such Multiemployer Plan;

              (iv) the complete or partial withdrawal from a Multiemployer Plan by either Borrower or any ERISA Affiliate that results in liability under
Section 4201 or 4204 of ERISA (including the obligation to satisfy secondary liability as a result of a purchaser default) or the receipt by either Borrower or any ERISA Affiliate of notice from a Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA or that it intends to terminate or has terminated under Section 4041A of ERISA;

              (v) the institution of a proceeding by a fiduciary of any Multiemployer Plan against either Borrower or any ERISA Affiliate to enforce
Section 515 of ERISA, which proceeding is not dismissed within 30 days;

              (vi) the adoption of an amendment to any Plan that, pursuant to
Section 401(a)(29) of the Code or Section 307 of ERISA, would result in the loss of tax-exempt status of the trust of which such Plan is a part if either Borrower or an ERISA Affiliate fails to timely provide security to the Plan in accordance with the provisions of said Sections; and

              (vii) the imposition of a lien or a security interest in connection with a

Plan.

         (i) Impositions and Other Claims. Borrowers shall pay and discharge or cause to be paid and discharged all Impositions, as well as all lawful claims for labor, materials and supplies or otherwise, which could become a Lien on the Collateral.

         (j) Acquisition of Other Assets. If any Borrower desires to acquire any other assets (including, without limitation, additional stock of any First Mortgage Loan Borrower or stock of any other Affiliate of such Borrower) after the Closing Date, such Borrower shall notify Mezzanine Lender in writing at least thirty (30) days in advance and shall obtain Mezzanine Lender's written consent to such acquisition and, after such consent is obtained and when such asset is acquired, pledge, assign and grant a first perfected security interest in and to all such assets as security for the Mezzanine Loan pursuant to such documentation as shall be acceptable to the Mezzanine Lender in its sole discretion.

         (k) New Properties. In the event either Borrower desires to acquire any real property upon which a Borrower intends to renovate existing improvements or construct new improvements, such Borrower shall notify Mezzanine Lender in writing at least five (5) Business Days in advance of such acquisition and shall establish a new wholly owned subsidiary of such Borrower to acquire such real property and to incur debt in connection with such acquisition and construction activities on terms acceptable to Mezzanine Lender; provided, however, that in no event shall such debt exceed at any time seventy-five percent (75%) of the cost of the land which has actually been acquired and the portion of the improvements that have actually been completed, as Mezzanine Lender shall determine in its sole discretion. All debt incurred by such wholly owned subsidiary of the relevant Borrower shall be the exclusive obligation of such subsidiary and no Borrower shall have any obligations or liabilities with respect to such debt (or any part of it) under any circumstances. Simultaneous with the creation of any such wholly owned subsidiary, each Borrower shall take all steps as shall be necessary in Mezzanine Lender's sole discretion to ensure that Mezzanine Lender obtains a first perfected security interest in the equity in such wholly owned subsidiary of the relevant Borrower. In addition, simultaneous with the creation of any such wholly owned subsidiary, the relevant Borrower shall cause such subsidiary to grant to Mezzanine Lender an enforceable irrevocable right of first refusal to provide any financing to such subsidiary. Borrowers and Mezzanine Lender agree that on or about November 27, 1996 Borrowers established a wholly-owned subsidiary known as HH Properties - VB, Inc. which shall be permitted to incur the indebtedness described in and under the conditions set forth in this Section.

         (l)  Management of Facilities.

              (i) Each Facility will be managed at all times by a Manager (as defined in the First Mortgage Loan Agreements) pursuant to a Management Agreement (as defined in the First Mortgage Loan Agreements). The Manager(s) will agree that Management Agreements (as defined in the First Mortgage Loan Agreements) are subject and subordinate in all respects to the Liens of the applicable First Mortgage Loans. Borrowers shall cause the Management Agreements to be terminated at the Mezzanine Lender's request and, if the First Mortgage Loan is outstanding, only upon prior written consent of the applicable First Mortgage Lender, upon thirty (30) days' prior written notice to the applicable First Mortgage Loan Borrower and the Manager (i) upon the occurrence and during the continuance of an Event of Default, (ii) if the Manager commits any act which would permit termination by the applicable First Mortgage Loan Borrower under any Management Agreement or (iii) in the event that, as of the last day of a calendar quarter, the Debt Service Coverage Ratio (as defined in the First Mortgage Loan Agreements) for the Facilities, computed on the basis of the prior twelve (12) calendar months, is less than 1.15; provided, however, that the Mezzanine Lender shall not have the right to cause the termination of the Management Agreements upon the occurrence of the event described in clause
(iii) above, if within five (5) days of the Mezzanine Lender's request that the Management Agreements be terminated, the applicable First Mortgage Loan Borrower causes a defeasance of the applicable First Mortgage Loan in accordance with and subject to the terms of Section 2.6 of the applicable First Mortgage Loan Agreement in an amount sufficient to cause the Debt Service Coverage Ratio for the relevant Facilities computed on the basis of the prior twelve (12) calendar months to be greater than or equal to 1.40 (calculated as if such amount was actually applied to reduce the Principal Indebtedness (as defined in the applicable First Mortgage Loan Agreement) upon which Debt Service (as defined in the First Mortgage Loan Agreements) was paid and calculated as if the Principal Indebtedness (as defined in the applicable First Mortgage Loan Agreement) was reamortized on a straight-line basis (as if the reduction had occurred) over the remaining number of months until the Maturity Date (as defined in the applicable First Mortgage Loan Agreement) of the relevant First Mortgage Loan). In determining whether to request the termination of the Management Agreements, Mezzanine Lender shall consider general economic conditions, relative performance of properties comparable to the relevant Facilities and economic factors beyond the control of the Manager (such as force majeure) and Mezzanine Lender shall not request the termination of the Management Agreements pursuant to clause (iii) if the reduction in the Debt Service Coverage Ratio (as defined in the applicable First Mortgage Loan Agreement) is due, as determined by Mezzanine Lender in its sole discretion, primarily to (a) an overall decline in the hospitality industry in the jurisdictions in which the relevant Facilities are located such as a decline attributable to the effect of a natural disaster in such jurisdictions or a similar event or (b) specific economic conditions affecting the relevant Facilities which are beyond the applicable First Mortgage Loan Borrower's control, such as the bankruptcy of a major contract customer of the relevant Facilities and similar events. In the event that a Manager is terminated pursuant hereto, Borrowers shall cause the relevant First Mortgage Loan Borrower to immediately seek to appoint a replacement manager acceptable to Mezzanine Lender in Mezzanine Lender's reasonable discretion and which the Rating Agencies confirm in writing will not result in a withdrawal, downgrade or qualification of the then-applicable ratings assigned to any securities issued in any Securitization (as defined in the First Mortgage Loan Agreements), and Borrowers' failure to obtain such an acceptable manager within 30 days of Mezzanine Lender's request to terminate the Management Agreements shall constitute an immediate Event of Default.

              (ii) Any successor Manager selected hereunder by the Mezzanine Lender to serve as Manager shall be a reputable management company having at least seven (7) years' experience in the management of commercial properties with similar uses as the Facilities and in the jurisdictions in which the Facilities are located. Notwithstanding anything to the contrary contained in this Agreement, in the event that the First Mortgage Lender terminates and replaces Manager pursuant to the terms of a First Mortgage Loan Agreement, the Mezzanine Lender shall have no right of approval over the replacement Manager selected by the First Mortgage Lender for so long as such First Mortgage Loan is outstanding.

         (m) Annual Budget. Each Borrower shall submit to Mezzanine Lender an Annual Operating Budget on or before the date specified in the definition thereof.

                                     ARTICLE VIVI

                                  NEGATIVE COVENANTS

    Section 6.1. Borrowers Negative Covenants. Each Borrower covenants and agrees that, until payment in full of the Indebtedness, it will not do, directly or indirectly, any of the following unless Mezzanine Lender consents thereto in writing:

         (a) Liens on the Collateral. Incur, create, assume, become or be liable in any manner with respect to, or permit to exist, any Lien with respect to the Collateral except Liens in favor of Mezzanine Lender.

         (b) Transfer. Except as expressly permitted by or pursuant to this Agreement or except as otherwise approved by Mezzanine Lender in writing in Mezzanine Lender's sole discretion, allow any Transfer to occur.

         (c) Change In Business. Make any material change in the scope or nature of its business objectives, purposes or operations, or undertake or participate in activities other than the continuance of its present business or amend or allow any amendment of its organization documents.

         (d) Certain Restrictions. Enter into any agreement which expressly restricts the ability of either Borrower to enter into amendments, modifications or waivers of any of the Mezzanine Loan Documents.

         (e) Issuance of Equity Interests. Issue or allow to be created (i) any security or other instrument which by its terms is convertible into or exercisable or exchangeable for ownership interests in Hudson Hotels Properties Corp. or (ii) any stocks or shares or partnership or membership interests in Hudson Hotels Properties Corp., or other ownership interests other than the stocks, shares, partnership or membership interests and other ownership interests in Hudson Hotels Properties Corp., which are outstanding or exist on the Closing Date.

         (f) Place of Business. Change its chief executive office or its principal place of business or place where its books and records are kept without giving Mezzanine Lender at least thirty (30) days' prior written notice thereof and promptly providing Mezzanine Lender such information as Mezzanine Lender may reasonably request in connection therewith.

         (g) Identity. Change its name, identity or organizational structure in any manner which might make any financing or continuation statement filed in connection herewith seriously misleading within the meaning of section 9-402(7) of the UCC (or any other then applicable provision of the UCC).

         (h) Indebtedness. Incur or allow any Affiliate to incur any indebtedness other than the Indebtedness and the Permitted Other Borrowings.

         (i) Subsidiaries. Create any subsidiaries or otherwise acquire equity interests in any entity without the prior written consent of Mezzanine Lender.

                                    ARTICLE VIIVII

                                       DEFAULTS

    Section 7.1. Event of Default. The occurrence of one or more of the following events shall be an "Event of Default" hereunder:

         (a) (i) the occurrence of a Nonpayment Breach, provided, however, that if on or before the third Payment Date following the occurrence of such Nonpayment Breach, Borrowers shall have cured such Nonpayment Breach and paid to Mezzanine Lender all amounts then due and owing, hereunder as of such third Payment Date then no Event of Default shall exist, or (ii) if Borrowers fail to pay any other amounts owing hereunder or under any other Mezzanine Loan Document (including any amount owing on the Maturity Date) when due;

         (b) if Borrowers default in any of their obligations under the Mezzanine Cash Collateral Agreement, the Oppenheimer Debt, the Equity Inns Debt or any other indebtedness or material obligation of either Borrower or if any of the terms of or documents evidencing the Oppenheimer Debt, the Oppenheimer Subordination Agreement, the Equity Inns Debt, the Equity Inns Subordination Agreement or any other indebtedness of either Borrower is amended;

         (c) the occurrence of any of the events identified elsewhere in the Mezzanine Loan Documents or the First Mortgage Loan Documents as constituting an "Event of Default" hereunder or thereunder;

         (d) a Transfer, unless the prior written consent of Mezzanine Lender is obtained (which consent may be withheld with or without cause in Mezzanine Lender's discretion);

         (e) if any representation or warranty made herein or in any other Mezzanine Loan Document, or in any report, certificate, financial statement or other Instrument, agreement or document furnished by either Borrower in connection with this Agreement, the Mezzanine Note or any other Mezzanine Loan Document executed and delivered by either Borrower, shall be false in any material respect as of the date such representation or warranty was made or remade;

         (f) if any Borrower or Hudson Hotels Properties Corp. shareholder makes an assignment for the benefit of creditors;

         (g) if a receiver, liquidator or trustee shall be appointed for any Borrower or Hudson Hotels Properties Corp. shareholder or if any Borrower or Hudson Hotels Properties Corp. shareholder shall be adjudicated as bankrupt or insolvent, or if any petition for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by or against, consented to, or acquiesced in by any Borrower or Hudson Hotels Properties Corp. shareholder or if any proceeding for the dissolution or liquidation of any Borrower or Hudson Hotels Properties Corp. shareholders shall be instituted; provided, however, that if such appointment, adjudication, petition or proceeding was involuntary and not consented to by such Borrower or Hudson Hotels Properties Corp. shareholder upon the same not being discharged, stayed or dismissed within 90 days; or if any Borrower or Hudson Hotels Properties Corp. shareholder shall generally not be paying its debts as they become due;

         (h) if any Borrower attempts to delegate its obligations or assign its rights under this Agreement, any of the other Mezzanine Loan Documents or any interest herein or therein;

         (i) if any provision of any organizational document of any Borrower is amended or modified in any respect which may adversely affect Mezzanine Lender, or if any Borrower or any of its shareholders fails to perform or enforce the provisions of such organizational documents or attempts to dissolve any Borrower;

         (j) if any Borrower fails to give any notice due to Lender under any Mezzanine Loan Document (a) within two (2) days after such notice was due or (b) in accordance with the applicable procedural requirements set forth in the Mezzanine Loan Documents;

         (k) if any Borrower shall be in default under any of the other obligations, agreements, undertakings, terms, covenants, provisions or conditions of this Agreement or the other Mezzanine Loan Documents, not otherwise referred to in this Section 7.1, for ten (10) days after written notice to Borrowers from Mezzanine Lender or its successors or assigns, in the case of any default which can be cured by the payment of a sum of money or for thirty (30) days after written notice from Mezzanine Lender or its successors or assigns, in the case of any other default (unless otherwise provided herein or in such other Mezzanine Loan Document); provided, however, that if such non-monetary default under this subparagraph is susceptible of cure but cannot reasonably be cured within such thirty (30) day period and provided further that Borrowers shall have commenced to cure such default within such thirty (30) day period and thereafter diligently and expeditiously proceeds to cure the same, such thirty (30) day period shall be extended for such time as is reasonably necessary for Borrowers in the exercise of due diligence to cure such default, but in no event shall such period exceed ninety (90) days after the original notice from Mezzanine Lender; and

         (l) if an event or condition specified in Section 5.1(h) shall occur or exist with respect to any Plan or Multiemployer Plan and, as a result of such event or condition, together with all other such events or conditions, either Borrower or any ERISA Affiliate shall incur or in the opinion of Mezzanine Lender shall be reasonably likely to incur a liability to a Plan, a Multiemployer Plan or PBGC (or any combination of the foregoing) which would constitute, in the determination of Mezzanine Lender, a Material Adverse Effect.

    Section 7.2. Remedies. (a) Upon the occurrence of an Event of Default, all or any one or more of the rights, powers and other remedies available to Mezzanine Lender against Borrowers under this Agreement, or any of the other Mezzanine Loan Documents, or at law or in equity may be exercised by Mezzanine Lender at any time and from time to time (including, without limitation, the right to accelerate and declare the outstanding principal amount, unpaid interest, Default Rate interest and Late Charges and any other amounts owing by Borrowers to be immediately due and payable), without notice or demand, whether or not all or any portion of the Indebtedness shall be declared due and payable, and whether or not Mezzanine Lender shall have commenced any proceeding or other action for the enforcement of its rights and remedies under any of the Mezzanine Loan Documents with respect to all or any portion of the Collateral. Any such actions taken by Mezzanine Lender shall be cumulative and concurrent and may be pursued independently, singly, successively, together or otherwise, at such time and in such order as Mezzanine Lender may determine in its sole discretion, to the fullest extent permitted by law, without impairing or otherwise affecting the other rights and remedies of Mezzanine Lender permitted by law, equity or contract or as set forth herein or in the other Mezzanine Loan Documents. Notwithstanding anything contained to the contrary herein, the outstanding principal amount, unpaid interest, Default Rate interest, Late Charges, and any other amounts owing by Borrowers shall be accelerated and immediately due and payable, without any election by Mezzanine Lender upon the occurrence of an Event of Default described in
Section 7.1(g) or Section 7.1(h).

    Section 7.3. Remedies Cumulative. The rights, powers and remedies of Mezzanine Lender under this Agreement shall be cumulative and not exclusive of any other right, power or remedy which Mezzanine Lender may have against Borrowers pursuant to this Agreement or the other Mezzanine Loan Documents executed by or with respect to Borrowers, or existing at law or in equity or otherwise. Mezzanine Lender's rights, powers and remedies may be pursued singly, concurrently or otherwise, at such time and in such order as Mezzanine Lender may determine in Mezzanine Lender's sole discretion. No delay or omission to exercise any remedy, right or power accruing upon an Event of Default shall impair any such remedy, right or power or shall be construed as a waiver thereof, but any such remedy, right or power may be exercised from time to time and as often as may be deemed expedient. A waiver of any Default or Event of Default shall not be construed to be a waiver of any subsequent Default or Event of Default or to impair any remedy, right or power consequent thereon. Any and all of Mezzanine Lender's rights with respect to the Collateral shall continue unimpaired, and Borrowers shall be and remain obligated in accordance with the terms hereof, notwithstanding (i) the release or substitution of Collateral at any time, or of any rights or interest therein or (ii) any delay, extension of time, renewal, compromise or other indulgence granted by Mezzanine Lender in the event of any Default or Event of Default with respect to the Collateral or otherwise hereunder.

    Section 7.4. Mezzanine Lender's Right to Perform. If Borrowers fail to perform any covenant or obligation contained herein or in any Mezzanine Loan Document and such failure shall continue for a period of five Business Days after Borrowers' receipt of written notice thereof, without in any way limiting Section 7.1 hereof, from Mezzanine Lender, Mezzanine Lender may, but shall have no obligation to, itself perform, or cause performance of, such covenant or obligation, and the expenses of Mezzanine Lender incurred in connection therewith shall be payable by Borrowers to Mezzanine Lender upon demand. Notwithstanding the foregoing, Mezzanine Lender shall have no obligation to send notice to Borrowers of any such failure.

                                   ARTICLE VIIIVIII

                                    MISCELLANEOUS

    Section 8.1. Survival. This Agreement and all covenants, agreements, representations and warranties made herein and in the certificates delivered pursuant hereto shall survive the execution and delivery of this Agreement and the execution and delivery by Borrowers to Mezzanine Lender of the Mezzanine Note, and shall continue in full force and effect so long as any portion of the Indebtedness is outstanding and unpaid. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party. All covenants, promises and agreements in this Agreement contained, by or on behalf of Borrowers, shall inure to the benefit of the respective successors and assigns of Mezzanine Lender. Nothing in this Agreement or in any other Mezzanine Loan Document, express or implied, shall give to any Person other than the parties and the holder(s) of the Mezzanine Note, and the other Mezzanine Loan Documents, and their legal representatives, successors and assigns, any benefit or any legal or equitable right, remedy or claim hereunder.

    Section 8.2. Mezzanine Lender's Discretion. Whenever pursuant to this Agreement, Mezzanine Lender exercises any right given to it to approve or disapprove, or any arrangement or term is to be satisfactory to Mezzanine Lender, the decision of Mezzanine Lender to approve or disapprove or to decide whether arrangements or terms are satisfactory or not satisfactory shall (except as is otherwise specifically herein provided) be in the sole discretion of Mezzanine Lender.

    Section 8.3.   Governing Law.

         (a) The proceeds of the Mezzanine Note delivered pursuant hereto were disbursed from New York, which State the parties agree has a substantial relationship to the parties and to the underlying transaction embodied hereby, and in all respects, including, without limitation, matters of construction, validity and performance, this Agreement and the obligations arising hereunder shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts made and performed in such State and any applicable law of the United States of America. To the fullest extent permitted by law, Borrowers hereby unconditionally and irrevocably waive any claim to assert that the law of any other jurisdiction governs this Agreement and the Mezzanine Note, and this Agreement and the Mezzanine Note shall be governed by and construed in accordance with the laws of the State of New York pursuant to Section 5-1401 of the New York General Obligations Law.

         (b) ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST EITHER BORROWER ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW YORK, PURSUANT TO Section 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND BORROWERS WAIVE ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND BORROWERS HEREBY IRREVOCABLY SUBMIT TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING. BORROWERS HEREBY DESIGNATE AND APPOINT ACCELERATED INFORMATION AND DOCUMENT FILING, INC., 90 STATE STREET, SUITE 836, ALBANY, NY 12207 AS THEIR AUTHORIZED AGENT TO ACCEPT AND ACKNOWLEDGE ON THEIR BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY FEDERAL OR STATE COURT AND AGREE THAT SERVICE OF PROCESS UPON SAID AGENT AT SAID ADDRESS (OR AT SUCH OTHER OFFICE AS MAY BE DESIGNATED BY BORROWERS FROM TIME TO TIME IN ACCORDANCE WITH THE TERMS HEREOF) WITH A COPY TO BORROWERS AT THEIR PRINCIPAL EXECUTIVE OFFICE, ATTENTION:
PRESIDENT AND WRITTEN NOTICE OF SAID SERVICE OF BORROWERS MAILED OR DELIVERED TO BORROWERS IN THE MANNER PROVIDED HEREIN SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON BORROWERS, IN ANY SUCH SUIT, ACTION OR PROCEEDING. BORROWERS (I) SHALL GIVE PROMPT NOTICE TO MEZZANINE LENDER OF ANY CHANGED ADDRESS OF THEIR AUTHORIZED AGENT HEREUNDER, (II) MAY AT ANY TIME AND FROM TIME TO TIME DESIGNATE A SUBSTITUTE AUTHORIZED AGENT (WHICH OFFICE SHALL BE DESIGNATED AS THE ADDRESS FOR SERVICE OF PROCESS), AND (III) SHALL PROMPTLY DESIGNATE SUCH A SUBSTITUTE IF THEIR AUTHORIZED AGENT CEASES TO HAVE AN OFFICE OR IS DISSOLVED WITHOUT LEAVING A SUCCESSOR.

    Section 8.4. Modification, Waiver in Writing. No modification, amendment, extension, discharge, termination or waiver of any provision of this Agreement, the Mezzanine Note or any other Mezzanine Loan Document, or consent to any departure by Borrowers therefrom, shall in any event be effective unless the same shall be in a writing signed by the party against whom enforcement is sought, and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which given. Except as otherwise expressly provided herein, no notice to or demand on Borrowers shall entitle Borrowers to any other or future notice or demand in the same, similar or other circumstances.

    Section 8.5. Delay Not a Waiver. Neither any failure nor any delay on the part of Mezzanine Lender in insisting upon strict performance of any term, condition, covenant or agreement, or exercising any right, power, remedy or privilege hereunder, or under the Mezzanine Note, or of any other Mezzanine Loan Document, or any other instrument given as security therefor, shall operate as or constitute a waiver thereof, nor shall a single or partial exercise thereof preclude any other future exercise, or the exercise of any other right, power, remedy or privilege. In particular, and not by way of limitation, by accepting payment after the due date of any amount payable under this Agreement, the Mezzanine Note or any other Mezzanine Loan Document, Mezzanine Lender shall not be deemed to have waived any right either to require prompt payment when due of all other amounts due under this Agreement, the Mezzanine Note or the other Mezzanine Loan Documents, or to declare a default for failure to effect prompt payment of any such other amount.

    Section 8.6. Notices. All notices, consents, approvals and requests required or permitted hereunder or under any other Mezzanine Loan Document shall be given in writing and shall be effective for all purposes if hand delivered or sent by (a) hand delivery, with proof of attempted delivery, (b) certified or registered United States mail, postage prepaid, (c) expedited prepaid delivery service, either commercial or United States Postal Service, with proof of attempted delivery, or (d) by telecopier (with answerback acknowledged) provided that such telecopied notice must also be delivered by one of the means set forth in (a), (b) or (c) above, addressed if to Mezzanine Lender at its address set forth on the first page hereof, and if to Borrowers at their designated address set forth on the first page hereof with a copy to Alan Lockwood, Esquire, Boylan, Brown, Code, Fowler, Vigdor & Wilson, LLP, 2400 Chase Square, Rochester, NY 14604, or at such other address and Person as shall be designated from time to time by any party hereto, as the case may be, in a written notice to the other parties hereto in the manner provided for in this Section. A copy of all notices, consents, approvals and requests directed to Mezzanine Lender shall be delivered concurrently to each of the following: to the address set forth in the first paragraph of this Agreement; Joseph B. Heil, Esquire, Dechert Price & Rhoads, 1717 Arch Street, 4000 Bell Atlantic Tower, Philadelphia, PA 19103, Telefax Number 215/994-2222; Nomura Asset Capital Corporation, Two World Financial Center, Building B, New York, NY 10281-1198, Attention: Sheryl McAfee, Telefax Number (212) 667-1022; and Two World Financial Center, Building B, New York, NY 10281-1198,

Attention: Barry Funt, General Counsel, Telefax Number (212) 667-1206. A notice shall be deemed to have been given: (a) in the case of hand delivery, at the time of delivery; (b) in the case of registered or certified mail, when delivered or the first attempted delivery on a Business Day; (c) in the case of expedited prepaid delivery upon the first attempted delivery on a Business Day; or (d) in the case of telecopier, upon receipt of answerback confirmation, provided that such telecopied notice was also delivered as required in this Section. A party receiving a notice which does not comply with the technical requirements for notice under this Section may elect to waive any deficiencies and treat the notice as having been properly given. Notwithstanding anything herein to the contrary, notice to one Borrower shall be deemed effective notice to all Borrowers.

    SECTION 8.7. TRIAL BY JURY. BORROWERS AND MEZZANINE LENDER, TO THE FULLEST EXTENT THAT THEY MAY LAWFULLY DO SO, HEREBY WAIVE TRIAL BY JURY IN ANY ACTION OR PROCEEDING, INCLUDING, WITHOUT LIMITATION, ANY TORT ACTION, BROUGHT BY ANY PARTY HERETO WITH RESPECT TO THIS AGREEMENT, THE MEZZANINE NOTE OR THE OTHER MEZZANINE LOAN DOCUMENTS.

    Section 8.8. Headings. The Article and Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

    Section 8.9. Assignment. Mezzanine Lender shall have the right to assign in whole or in part this Agreement and/or any of the other Mezzanine Loan Documents and the obligations hereunder or thereunder to any Person and to participate all or any portion of the Mezzanine Loan evidenced hereby.

    Section 8.10. Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

    Section 8.11. Preferences. Mezzanine Lender shall have no obligation to marshal any assets in favor of Borrowers or any other party or against or in payment of any or all of the obligations of Borrowers pursuant to this Agreement, the Mezzanine Note or any other Mezzanine Loan Document.
Mezzanine Lender shall have the continuing and exclusive right to apply or reverse and reapply any and all payments by Borrowers to any portion of the obligations of Borrowers hereunder. To the extent Borrowers make a payment or payments to Mezzanine Lender for Borrowers' benefit, which payment or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds received, the obligations hereunder or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment or proceeds had not been received by Mezzanine Lender.

    Section 8.12. Waiver of Notice. Borrowers shall not be entitled to any notices of any nature whatsoever from Mezzanine Lender except with respect to matters for which this Agreement or the other Mezzanine Loan Documents specifically and expressly provide for the giving of notice by Mezzanine Lender to Borrowers and except with respect to matters for which Borrowers are not, pursuant to applicable Legal Requirements, permitted to waive the giving of notice. Borrowers hereby expressly waive the right to receive any notice from Mezzanine Lender with respect to any matter for which this Agreement or the other Mezzanine Loan Documents does not specifically and expressly provide for the giving of notice by Mezzanine Lender to Borrowers.

    Section 8.13. Exhibits Incorporated. The information set forth on the cover, heading and recitals hereof, and the Exhibits attached hereto, are hereby incorporated herein as a part of this Agreement with the same effect as if set forth in the body hereof.

    Section 8.14. Offsets, Counterclaims and Defenses. Any assignee of Mezzanine Lender's interest in and to this Agreement, the Mezzanine Note, and the other Mezzanine Loan Documents shall take the same free and clear of all offsets, counterclaims or defenses which are unrelated to the Mezzanine Loan, this Agreement, the Mezzanine Note, and the other Mezzanine Loan Documents which Borrowers may otherwise have against any assignor, and no such unrelated counterclaim or defense shall be interposed or asserted by Borrowers in any action or proceeding brought by any such assignee upon this Agreement, the Mezzanine Note, and other Mezzanine Loan Documents and any such right to interpose or assert any such unrelated offset, counterclaim or defense in any such action or proceeding is hereby expressly waived by Borrowers.

    Section 8.15.  No Joint Venture or Partnership.

Borrowers and Mezzanine Lender intend that the relationship created hereunder be solely that of borrower and lender. Nothing herein is intended to create a joint venture, partnership, tenancy-in-common, or joint tenancy relationship between Borrowers and Mezzanine Lender.

    Section 8.16. Waiver of Marshalling of Assets Defense. To the fullest extent that Borrowers may legally do so, Borrowers waive all rights to a marshalling of the assets of Borrowers, and others with interests in Borrowers, and of the Collateral, or to a sale in inverse order of alienation in the event of foreclosure of the interests hereby created, and agree not to assert any right under any laws pertaining to the marshalling of assets, the sale in inverse order of alienation, homestead exemption, the administration of estates of decedents, or any other matters whatsoever to defeat, reduce or affect the right of Mezzanine Lender under the Mezzanine Loan Documents to a sale of the Collateral for the collection of the Indebtedness without any prior or different resort for collection, or the right of Mezzanine Lender to the payment of the Indebtedness in preference to every other claimant whatsoever.

    Section 8.17. Waiver of Counterclaim. Borrowers hereby waive the right to assert a counterclaim, other than compulsory counterclaim, in any action or proceeding brought against Borrowers by Mezzanine Lender or Mezzanine Lender's agents

    Section 8.18. Conflict; Construction of Documents. In the event of any conflict between the provisions of this Agreement and the provisions of the Mezzanine Note, or any of the other Mezzanine Loan Documents, the provisions of this Agreement shall prevail. The parties hereto acknowledge that they were represented by counsel in connection with the negotiation and drafting of the Mezzanine Loan Documents and that the Mezzanine Loan Documents shall not be subject to the principle of construing their meaning against the party which drafted same.

    Section 8.19. Brokers and Financial Advisors. Borrowers and Mezzanine Lender hereby represent that they have dealt with no financial advisors, brokers, underwriters, placement agents, agents or finders in connection with the transactions contemplated by this Agreement except Advisor. Borrowers hereby agree to indemnify and hold Mezzanine Lender harmless from and against any and all claims, liabilities, costs and expenses of any kind in any way relating to or arising from a claim by any Person (other than Advisor), that such Person acted on behalf of Borrowers in connection with the transactions contemplated herein. The provisions of this Section shall survive the expiration and termination of this Agreement and the repayment of the Indebtedness.

    Section 8.20. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

    Section 8.21. Estoppel Certificates. Borrowers and Mezzanine Lender each hereby agree at any time and from time to time upon not less than fifteen
(15) days prior written notice by Borrowers or Mezzanine Lender to execute, acknowledge and deliver to the party specified in such notice, a statement, in writing, certifying that this Agreement is unmodified and in full force and effect (or if there have been modifications, that the same, as modified, is in full force and effect and stating the modifications hereto), and stating whether or not, to the knowledge of such certifying party, any Default or Event of Default has occurred, and, if so, specifying each such Default or Event of Default; provided, however, that it shall be a condition precedent to Mezzanine Lender's obligation to deliver the statement pursuant to this Section that Mezzanine Lender shall have received, together with Borrowers' request for such statement, an Officer's Certificate stating that no Default or Event of Default exists as of the date of such certificate (or specifying such Default or Event of Default).

    Section 8.22. Payment of Expenses. Borrowers shall, whether or not the Transactions are consummated, pay all Transaction Costs, which shall include, without limitation, reasonable out-of-pocket fees, costs, expenses, and disbursements of Mezzanine Lender and its attorneys, local counsel, accountants and other contractors in connection with (i) the negotiation, preparation, execution and delivery of the Mezzanine Loan Documents and the documents and instruments referred to therein, (ii) the creation, perfection or protection of Mezzanine Lender's Liens in the Collateral, (iii) the negotiation, preparation, execution and delivery of any amendment, waiver or consent relating to any of the Mezzanine Loan Documents, and (iv) the preservation of rights under and enforcement of the Mezzanine Loan Documents and the documents and instruments referred to therein, including any restructuring or rescheduling of the Indebtedness.

    Section 8.23. Bankruptcy Waiver. Borrowers hereby agree that, in consideration of the recitals and mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, in the event any Borrower shall (i) file with any bankruptcy court of competent jurisdiction or be the subject of any petition under Title 11 of the U.S. Code, as amended, (ii) be the subject of any order for relief issued under Title 11 of the U.S. Code, as amended, (iii) file or be the subject of any petition seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or law relating to bankruptcy, insolvency or other relief of debtors, (iv) have sought or consented to or acquiesced in the appointment of any trustee, receiver, conservator or liquidator or (v) be the subject of any order, judgment or decree entered by any court of competent jurisdiction approving a petition filed against such party for any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future federal or state act or law relating to bankruptcy, insolvency or other relief for debtors, the automatic stay provided by the Federal Bankruptcy Code shall be modified and annulled as to Mezzanine Lender, so as to permit Mezzanine Lender to exercise any and all of its remedies, upon request of Mezzanine Lender made on notice to Borrowers and any other party in interest but without the need of further proof or hearing. Borrowers or any Affiliate of either Borrower shall not contest the enforceability of this Section.

    Section 8.24. Entire Agreement. This Agreement, together with the Exhibits hereto and the other Mezzanine Loan Documents constitutes the entire agreement among the parties hereto with respect to the subject matter contained in this Agreement, the Exhibits hereto and the other Mezzanine Loan Documents and supersedes all prior agreements, understandings and negotiations between the parties.

    Section 8.25. Dissemination of Information. If Mezzanine Lender determines at any time to sell, transfer or assign the Mezzanine Note, this Agreement and any other Mezzanine Loan Document and any or all servicing rights with respect thereto, or to grant participations therein or issue mortgage pass-through certificates or other securities evidencing a beneficial interest in a rated or unrated public offering or private placement, Mezzanine Lender may forward to each purchaser, transferee, assignee, servicer, participant or investor in such securities (collectively, the "Investor") or any rating agency and each prospective Investor, all documents and information which Mezzanine Lender now has or may hereafter acquire relating to the Mezzanine Loan, Borrowers, any guarantor, any indemnitor and the Collateral, which shall have been furnished by Borrowers, any guarantor, any indemnitor, or any party to any Mezzanine Loan Document, or otherwise furnished in connection with the Mezzanine Loan, as Mezzanine Lender in its sole discretion determines necessary or desirable.

    Section 8.26. Limitation of Interest. It is the intention of Borrowers and Mezzanine Lender to conform strictly to applicable usury laws.
Accordingly, if the transactions contemplated hereby would be usurious under applicable law, then, in that event, notwithstanding anything to the contrary in any Mezzanine Loan Document, it is agreed as follows: (i) the aggregate of all consideration which constitutes interest under applicable law that is taken, reserved, contracted for, charged or received under any Mezzanine Loan Document or otherwise in connection with the Mezzanine Loan shall under no circumstances exceed the maximum amount of interest allowed by applicable law, and any excess shall be credited to principal by Mezzanine Lender (or if the Mezzanine Loan shall have been paid in full, refunded to Borrowers); and (ii) in the event that maturity of the Mezzanine Loan is accelerated by reason of an election by Mezzanine Lender resulting from any default hereunder or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest may never include more than the maximum amount of interest allowed by applicable law, and any interest in excess of the maximum amount of interest allowed by applicable law, if any, provided for in the Mezzanine Loan Documents or otherwise shall be cancelled automatically as of the date of such acceleration or prepayment and, if theretofore prepaid, shall be credited to principal (or if the principal portion of the Mezzanine Loan and any other amounts not constituting interest shall have been paid in full, refunded to Borrowers).

    In determining whether or not the interest paid or payable under any specific contingency exceeds the maximum amount allowed by applicable law, Mezzanine Lender shall, to the maximum extent permitted under applicable law (a) exclude voluntary prepayments and the effects thereof, and (b) amortize, prorate, allocate and spread, in equal parts, the total amount of interest throughout the entire contemplated term of the Mezzanine Loan so that the interest rate is uniform throughout the entire term of the Mezzanine Loan; provided, that if the Mezzanine Loan is paid and performed in full prior to the end of the full contemplated term hereof, and if the interest received for the actual period of existence thereof exceeds the maximum amount allowed by applicable law, Mezzanine Lender shall refund to Borrowers the amount of such excess, and in such event, Mezzanine Lender shall not be subject to any penalties provided by any laws for contracting for, charging or receiving interest in excess of the maximum amount allowed by applicable law.

    Section 8.27. Indemnification. Borrowers shall indemnify and hold Mezzanine Lender and each of its affiliates (including its officers, directors, partners, employees and agents and each other person, if any, controlling Mezzanine Lender or any of its affiliates within the meaning of either Section 15 of the Securities Act of 1933, as amended, or Section 20 of the Securities Exchange Act of 1934, as amended) (each, including Mezzanine Lender, an "Indemnified Party") harmless against any and all losses, claims, damages, costs, expenses (including the fees and disbursements of outside counsel retained by any such person) or liabilities in connection with, arising out of or as a result of the transactions and matters referred to or contemplated by this Agreement except to the extent that it is finally judicially determined that any such loss, claim, damage, cost, expense or liability resulted primarily from the gross negligence or bad faith of such Indemnified Party. In the event that any Indemnified Party becomes involved in any action, proceeding or investigation in connection with any transaction or matter referred to or contemplated in this Agreement, Borrowers shall periodically reimburse any Indemnified Party upon demand therefor in an amount equal to its reasonable legal and other expenses (including the costs of any investigation and preparation) incurred in connection therewith to the extent such legal or other expenses are the subject of indemnification hereunder.

    Section 8.28. Borrowers Acknowledgments. Borrowers hereby acknowledge to and agree with Mezzanine Lender that (i) the scope of Mezzanine Lender's business is wide and includes, but is not limited to, financing, real estate financing, investment in real estate and other real estate transactions which may be viewed as adverse to or competitive with the business of Borrowers or their Affiliates and (ii) Borrowers have been represented by competent legal counsel and has consulted with such counsel prior to executing this Mezzanine Loan Agreement and any of the other Mezzanine Loan Documents.

    Section 8.29.  Payment Instructions.

         (a) Mezzanine Lender or its designee shall have the right to deliver monthly irrevocable payment instructions ("Payment Instructions"), with copies to the Borrowers, to the Mezzanine Cash Collateral Account Bank (as defined in the Mezzanine Cash Collateral Account Agreement), which Payment Instructions shall authorize and instruct the Mezzanine Cash Collateral Account Bank to cause the amounts held in the Mezzanine Cash Collateral Account to be disbursed as set forth in such Payment Instructions, and in the form attached to the Mezzanine Cash Management Agreement.

         (b) The Borrowers agree that the Mezzanine Cash Collateral Account Bank shall be fully protected in complying with the terms of such Payment Instructions.

         (c) The Borrowers hereby agree that, in the event that any First Mortgage Loan shall have been satisfied prior to the Indebtedness due hereunder being paid, or in the event any First Mortgage Loan Borrower fails to deposit or cause to be deposited any First Mortgage Loan Excess Proceeds into the Mezzanine Cash Collateral Account, the Borrowers shall enter into substitute cash management agreements with substantially the same terms as the agreements entered into in connection with such First Mortgage Loan within ten (10) days thereafter. Such substitute agreements shall provide that all Rents, Money and other items of Gross Revenue (as defined in the applicable First Mortgage Loan Agreement) shall be deposited by the relevant First Mortgage Loan Borrower directly into the Mezzanine Cash Collateral Account for disbursement in accordance with the terms of the Mezzanine Cash Collateral Account Agreement.

    Section 8.30.  Intentionally omitted.

    Section 8.31.  Cross Collateralization
Without limitation to any other right or remedy provided to Mezzanine Lender in this Agreement or any of the other Mezzanine Loan Documents, each Borrower covenants and agrees that upon the occurrence of an Event of Default (i) Mezzanine Lender shall have the right to pursue all of its rights and remedies in one proceeding, or separately and independently in separate proceedings which it, as Mezzanine Lender, in its sole and absolute discretion, shall determine from time to time, (ii) Mezzanine Lender is not required to either marshall assets, sell Collateral in any inverse order of alienation, or be subjected to any "one action" or "election of remedies" law or rule, (iii) the exercise by Mezzanine Lender of any remedies against any Collateral will not impede Mezzanine Lender from subsequently or simultaneously exercising remedies against any other Collateral, (iv) all Liens and other rights, remedies and privileges provided to Mezzanine Lender in this Agreement and the other Mezzanine Loan Documents or otherwise shall remain in full force and effect until Mezzanine Lender has exhausted all of its remedies against the Collateral and all Collateral has been foreclosed, sold and/or otherwise realized upon and (v) the Collateral shall be security for the performance of all of Borrowers' obligations hereunder and under the other Mezzanine Loan Documents. Each Borrower acknowledges and agrees that it shall be jointly and severally liable for the obligations of the other Borrower under the Mezzanine Loan Documents.

    Section 8.32   Further Assurances.   Borrowers hereby agree that on or
before December 31, 1997, HHC shall be released from all liability (primary or contingent) arising out of or otherwise relating to that certain commercial line of credit note in the amount of $400,000.00, dated June, 1997, from HHC to First National Bank of Rochester. Any breach of the provisions of this Section shall
be an immediate Event of Default.8.32  Further Assurances.   Borrowers hereby
agree that on or before December 31, 1997, HHC shall be released from all liability (primary or contingent) arising out of or otherwise relating to that certain commercial line of credit note in the amount of $400,000.00, dated June, 1997, from HHC to First National Bank of Rochester. Any breach of the provisions of this Section shall be an immediate Event of Default.

                         [Signatures on the following pages]

         IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Mezzanine Loan Agreement to be duly executed by their duly authorized representatives, all as of the day and year first above written.


                                            NOMURA ASSET CAPITAL CORPORATION,
                                            a Delaware corporation



                                            By:______________________________
                                            Name:     Michael L. Brody
                                            Title:    Director




                       [SIGNATURES CONTINUED ON FOLLOWING PAGE]

                      [SIGNATURES CONTINUED FROM PREVIOUS PAGE]



                                                           HUDSON HOTELS
PROPERTIES CORP., a New York corporation


                                            By:________________________________
                                            Name:     Bruce A. Sahs
                                            Title:    President





                       [SIGNATURES CONTINUED ON FOLLOWING PAGE]

                      [SIGNATURES CONTINUED FROM PREVIOUS PAGE]



                                                      HUDSON HOTELS
CORPORATION, a New York corporation


                                       By:__________________________________
                                       Name:     Ralph L. Peek
                                       Title:    Vice President and Treasurer




                       [SIGNATURES CONTINUED ON FOLLOWING PAGE]

                                      EXHIBIT A

                            Operating Expense Certificate


Nomura Asset Capital Corporation
2 World Financial Center, Building B
New York, New York 10281-1198
Attention:  Michael L. Brody

         Re: Mezzanine Loan Agreement (the "Mezzanine Loan Agreement") dated as of _____________, 1997 between ___________________ and
              _____________ (together, "Borrowers") and Nomura Asset Capital Corporation (together with its successors and assigns "Lender")


Ladies and Gentlemen:

         This certificate is delivered in accordance with Section 2.9(f) of the Mezzanine Loan Agreement. All capitalized terms not defined herein shall have the meanings ascribed to them in the Mezzanine Loan Agreement.

         Borrower hereby certifies that the Operating Expenses for the Interest Accrual Period from ______________, ____ to ______________, ____ are
______________________ Dollars ($_________) and that such Operating Expenses are equal to or less than the Operating Expenses for such period set forth on the Operating Budget.

                        _______________________, a _____________
                        corporation


                        By: _________________________________
                            Name:
                            Title:

                                      SCHEDULE 1

                                Intentionally omitted.

                                      SCHEDULE 2

                                     Liabilities.

                                      SCHEDULE 3

                                     Litigation.